Exhibit 99.2

Independent Auditors’ Report

To the board of directors and shareholders of Priory Group No. 1 Limited

We have audited the accompanying consolidated financial statements of Priory Group No.1 Limited and its subsidiaries, which comprise the consolidated balance sheets as of 31 December 2015, 2014 and 2013 and the related consolidated statements of comprehensive income, of shareholders’ equity and of cash flows for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Priory Group No.1 Limited and its subsidiaries at 31 December 2015, 2014 and 2013 and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ PricewaterhouseCoopers LLP

Leeds, United Kingdom

20 May 2016

Historical Financial Information for the years ended 31 December 2013, 2014 and 2015

Consolidated Income Statement

		For the year ended 31 December
	Note	2013	2014	2015
			(£ thousands)
Revenue	3	480,836	520,738	571,183
Operating costs (including exceptional items of £54.7m in 2013 (2014: £2.5m; 2015: £49.5m)	4	(461,566)	(446,593)	(548,454)

Operating profit	3	19,270	74,145	22,729

Finance costs (including exceptional items of £nil in 2013 (2014: £15.9m; 2015: £nil)	8	(91,827)	(109,468)	(81,674)
Finance income	8	179	229	198
Loss before tax		(72,378)	(35,094)	(58,747)
Income tax	9	43,433	22,231	20,758

Loss for the financial year		(28,945)	(12,863)	(37,989)

Attributable to:
Owners of the parent		(28,860)	(12,863)	(37,989)
Non-controlling interest		(85)	—	—

Consolidated statement of comprehensive income

	For the year ended 31 December
	2013	2014	2015
	(£ thousands)
Loss for the financial year	(28,945)	(12,863)	(37,989)
Other comprehensive income	—	—	—

Total comprehensive expense for the year	(28,945)	(12,863)	(37,989)

Attributable to:
Owners of the parent	(28,860)	(12,863)	(37,989)
Non-controlling interests	(85)	—	—

Consolidated Balance Sheet

		As at 31 December
	Note	2013	2014	2015
		(£ thousands)
Non-current assets
Intangible assets	11	212,410	215,452	212,906
Property, plant and equipment	12	1,292,701	1,088,360	1,078,518

		1,505,111	1,303,812	1,291,424
Current assets
Inventories	13	50	49	64
Trade and other receivables	14	30,265	38,005	42,215
Cash	15	44,414	22,644	40,459

		74,729	60,698	82,738
Assets held for sale	16	21,637	10,808	3,552

		96,366	71,506	86,290
Total assets		1,601,477	1,375,318	1,377,714

Current liabilities
Trade and other payables	17	(76,497)	(83,927)	(98,544)
Borrowings	18	(24,193)	(17,886)	(17,669)
Provisions for liabilities and charges	19	(2,857)	(4,760)	(4,545)

		(103,547)	(106,573)	(120,758)
Net current liabilities		(7,181)	(35,067)	(34,468)

Non-current liabilities
Borrowings	18	(1,061,454)	(865,563)	(910,037)
Deferred income tax	20	(167,037)	(147,108)	(128,081)
Provisions for liabilities and charges	19	(22,489)	(21,986)	(22,738)

		(1,250,980)	(1,034,657)	(1,060,856)
Total liabilities		(1,354,527)	(1,141,230)	(1,181,614)

Net assets		246,950	234,088	196,100

Equity attributable to owners of the parent:
Share capital	22	261,184	261,185	261,186
Share premium account		11,437	11,437	11,437
Retained earnings/(accumulated deficit)		(25,671)	(38,534)	(76,523)

		246,950	234,088	196,100
Non-controlling interests		—	—	—
Total equity		246,950	234,088	196,100

Consolidated Statement of Cash Flows

		For the year ended 31 December
	Note	2013	2014	2015
		(£ thousands)
Operating activities
Operating profit		19,270	74,145	22,729
Profit on disposal of property, plant and equipment	7	(53)	(7,897)	(97)
Depreciation of property, plant and equipment	4	42,557	43,989	44,374
Amortisation of intangible assets	4	6,746	6,203	5,937
Impairment of property, plant and equipment and intangible assets	7	42,587	—	28,963
Decrease in inventories		5	3	—
Increase in trade and other receivables		(3,914)	(6,129)	(3,667)
(Decrease)/increase in trade and other payables		(7,083)	5,008	11,507
Increase/(decrease) in provisions		4,959	(1,628)	(2,120)
Provision for future minimum rental increases		3,132	2,850	2,565

		108,206	116,544	110,191
Corporation tax paid		(367)	(366)	(204)

Net cash generated from operating activities		107,839	116,178	109,987

Investing activities
Interest received		179	229	198
Purchase of subsidiaries, net of cash acquired	10	(5,358)	(18,181)	(18,073)
Purchase of subsidiaries, deferred consideration	10	(450)	—	—
Proceeds on disposal of property, plant and equipment and assets held for sale	7	4,961	239,952	15,411
Purchases of intangible assets		(171)	—	—
Purchases of property, plant and equipment		(44,714)	(47,201)	(49,811)

Net cash (used in)/generated from investing activities		(45,553)	174,799	(52,275)

Financing activities
Proceeds from borrowings	18	5,500	24,250	19,000
Repayments of borrowings	18	—	(10,500)	(11,233)
Purchase of non-controlling interest		(1,872)	—	—
Repayment of obligations under finance leases		(2,023)	(2,011)	(1,676)
Issue of ordinary shares		90	—	—
Repayment of high yield bonds	18	—	(257,547)	—
Interest paid		(62,576)	(66,939)	(45,988)

Net cash used in financing activities		(60,881)	(312,747)	(39,897)

Net increase/(decrease) in cash		1,405	(21,770)	17,815
Cash at the beginning of the year	15	43,009	44,414	22,644

Cash at the end of the year	15	44,414	22,644	40,459

Consolidated Statement of Changes in Equity

	Share capital	Share premium account	Accumulated losses	Non- controlling interest	Total equity
			(£ thousands)
At 1 January 2013	261,179	11,344	1,621	3,627	277,771
Loss for the year	—	—	(28,860)	(85)	(28,945)
Transactions with owners:
Issue of shares	5	93	—	—	98
Distribution to non-controlling interest	—	—	—	(102)	(102)
Purchase of non-controlling interest	—	—	1,568	(3,440)	(1,872)

At 31 December 2013	261,184	11,437	(25,671)	—	246,950
Loss for the year	—	—	(12,863)	—	(12,863)
Transactions with owners:
Issue of shares	1	—	—	—	1

At 31 December 2014	261,185	11,437	(38,534)	—	234,088
Loss for the year	—	—	(37,989)	—	(37,989)
Transactions with owners:
Issue of shares	1	—	—	—	1

At 31 December 2015	261,186	11,437	(76,523)	—	196,100

1.	General information

Priory Group No. 1 Limited (the “Company”) is a company incorporated and domiciled in the United Kingdom. The address of the registered office is Fifth Floor, 80 Hammersmith Road, London W14 8UD. The Company is the holding company of Priory Group No. 2 Limited and its subsidiaries (collectively, the “Group”), whose principal activity is the provision of behavioural care in the United Kingdom, focusing on the provision of acute psychiatry, forensic and rehabilitation and recovery services, specialist education and children’s services, older people care, and specialist support for adults who have learning difficulties.

2.	Significant accounting policies

2.1	Basis of preparation

2.1.1	Accounting framework

This historical financial information presents the financial track record of the Group for the three years ended 31 December 2015. This financial information has been prepared in accordance with the requirements of International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and with those parts of the Companies Act 2006 applicable to companies reporting under IFRS.

This historical financial information is prepared in accordance with IFRS under the historical cost convention. The historical financial information is presented in thousands of pounds sterling (“£”) except when otherwise indicated.

This historical financial information was approved and authorised for issue on 6 May 2016.

The principal accounting policies adopted in the preparation of the historical financial information are set out below. The policies have been consistently applied to all the years presented, unless otherwise stated.

The preparation of historical financial information in accordance with IFRS requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable in the particular circumstance, the results of which form the basis of making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. The areas involving a higher degree of complexity, or areas where assumptions and estimates are significant to the financial statements are discussed in note 2.18.

2.1.2	Going concern

This historical financial information relating to the Group has been prepared on the going concern basis.

The Group maintains a mixture of medium-term debt, committed credit facilities, lease finance arrangements and cash reserves, which together are designed to ensure that the Group has sufficient available funds to finance its operations. The Board reviews forecasts of the Group’s liquidity requirements based on a range of scenarios to ensure it has sufficient cash to meet operational needs while maintaining sufficient headroom on its committed borrowing facilities at all times so that the Group does not breach borrowing limits or covenants (where applicable) on any of its borrowing facilities.

After making appropriate enquiries and having considered the business activities and the Group’s principal risks and uncertainties, the Directors are satisfied that the Group as a whole has adequate resources to continue in operational existence for the foreseeable future. Accordingly, the historical financial information has been prepared on a going concern basis.

2.2	Basis of consolidation

The consolidated historical financial information include the historical financial information of the Company and all of its subsidiary undertakings (together, the “Group”). Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases. The purchase method is used to account for the acquisition of subsidiaries and group reorganisations. Under the purchase method the cost of the acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred in exchange for the subsidiary. Identifiable assets, liabilities and contingent liabilities assumed in a business combination are measured at their fair values at the acquisition date. All acquisition costs are expensed immediately.

Non-controlling interests are initially measured at fair value.

Intercompany transactions and balances between group entities are eliminated on consolidation. Where necessary the accounting policies applied by subsidiaries have been changed to ensure consistency with the accounting policies applied by the Group.

2.3	Non-current assets held for sale

Non-current assets and disposal groups classified as held for sale are measured at the lower of their carrying amount and fair value less costs to sell.

Non-current assets and disposal groups are classified as held for sale if the carrying amount will be recovered through a sale transaction rather than through continuing use. This condition is regarded as met only when the sale is highly probable and the asset or disposal group is available for immediate sale in its present condition. Management must be committed to the sale and expect the sale to complete within one year from the date of classification or the reporting date.

2.4	Intangible assets

2.4.1	Goodwill

Goodwill arising on consolidation represents the excess of the cost of acquisition over the Group’s interest in the fair value of the identifiable assets and liabilities of a subsidiary, associate or jointly controlled entity at the date of acquisition. Goodwill is initially recognised as an asset at cost and is subsequently measured at cost less any accumulated impairment losses. Goodwill is reviewed for impairment at least annually, or more frequently where circumstances suggest an impairment may have occurred. Any impairment is recognised immediately in the income statement and is not subsequently reversed.

For the purpose of impairment testing, goodwill is allocated to each of the Group’s cash-generating units on an EBITDAR basis, in line with the expected benefit from the synergies of the combination. Cash-generating units to which goodwill has been allocated are tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of that unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit.

On disposal of a subsidiary, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

2.4.2	Brands and customer contracts

Acquired brands and customer contracts acquired in a business combination are shown at their fair value at the acquisition date. They have finite useful economic lives and are carried at cost less accumulated amortisation. Brands are amortised on a straight line basis to allocate the cost of a brand over its estimated useful life of up to 30 years. Customer contracts are amortised on an attrition basis over their useful economic lives of between 3 and 10 years. Attrition rates are calculated with reference to the average length of stay of service users.

2.5	Segment reporting

The Group operates solely in the UK, therefore no geographical disclosures are presented. Segmental information is presented in respect of the Group’s operating segments, based on management’s internal reporting structure and information reported to the chief operating decision maker, which is considered to be the Group’s executive management team which comprises the executive directors and certain other members of senior management. Further details are provided in note 3 to the historical financial information.

2.6	Revenue recognition

Revenue represents consideration received for the provision of healthcare, education, elderly care and specialist services. Revenue is recognised to the extent it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received, excluding discounts, rebates and sales taxes.

Revenue in respect of the provision of healthcare, education, elderly care and specialist services is recognised in respect of the number of days of care that have been provided in the relevant period. Revenue in respect of ancillary services is recognised as the services are provided, assuming that the other revenue recognition criteria are met. Revenue paid in advance is included in deferred income until the service is provided. Revenue in respect of services provided but not yet invoiced by the period end is included within accrued income.

2.7	Borrowing costs and interest

All borrowing costs are recognised in the income statement in the period in which they are incurred. The Group has no borrowing costs directly attributable to the acquisition, construction or production of specific qualifying assets.

Interest income is recognised in the income statement as it accrued, using the effective interest method.

2.8	Retirement benefit costs

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due, when the service is provided by the employee. Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the Group’s obligations under the schemes are equivalent to those arising in a defined contribution retirement benefit scheme.

The Group, through one of its subsidiary companies, operates a funded defined benefit pension scheme, the “Health & Care Services (UK) Limited Pension and Life Assurance Scheme” for a small number of staff at one of its homes. The defined benefit obligation, plan assets and net surplus/deficit are not material, and are therefore not separately disclosed in the historical financial information.

2.9	Taxation

The tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit can differ from the net profit or loss as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years, or that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method. Deferred tax liabilities are recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited in other comprehensive income or directly to equity, in which case the deferred tax is also dealt with in other comprehensive income or equity.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority, and the Group intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax balances are not discounted.

2.10	Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation and impairment losses. Cost includes the original purchase price of the asset and the costs attributable to bringing the asset to its working condition for its intended use.

Assets in the course of construction represent the direct costs of purchasing, constructing and installing property, plant and equipment ahead of their productive use. No depreciation is provided on an asset that is in the course of construction until it is completed and the asset is ready for its intended use.

Depreciation is provided to write off the cost less estimated residual value of property, plant and equipment by equal instalments over their estimated useful economic lives as follows:

•	Buildings – 50 years or over the period of the lease, if shorter

•	Fixtures and fittings – 3 to 16 years

•	Motor vehicles – 4 years or over the period of the lease, if shorter

The expected residual values and useful lives of the assets to the business are reassessed, and adjusted if appropriate at each balance sheet date. Land is not depreciated on the basis that land has an unlimited life. Where the cost of land and buildings cannot be split, the directors have estimated that the value attributable to land is 22 per cent. of the cost of the land and buildings, based on experience.

2.11	Inventory

Inventory comprises primarily medical drugs and supplies and is stated at the lower of cost and net realisable value.

2.12	Leases

2.12.1	Finance leases

Leases in which the Group assumes substantially all the risks and rewards of ownership of the leased asset are classified as finance leases. Where land and buildings are held under leases the accounting treatment of the land is considered separately from that of the buildings. Lease assets acquired by way of finance leases are stated at an amount equal to the lower of their fair value and the present value of the minimum lease payments at the inception of the lease, less accumulated depreciation and impairment losses. Leased assets classified as property, plant and equipment are depreciated over the shorter of their useful economic lives or the period of the lease.

Lease payments made in respect of finance leases are apportioned between the finance charge and the reduction of the outstanding liability. The finance charge is allocated to each period during the lease term so as to produce a constant period rate of interest on the remaining balance of the liability.

2.12.2	Operating leases

Lease payments made in respect of operating leases are recognised on a straight line basis over the term of the lease. Minimum future rental increases are also recognised on a straight line basis and this non cash element is included in provisions until it is reversed in future periods.

2.12.3	Future minimum rental increases

The charge for future minimum rental increases reflects the non-cash element of rent expense which arises upon the straight lining of rent on leasehold properties over the lease term where the conditions of the lease stipulate that annual (or other periodic) rent uplifts are made according to a fixed minimum percentage. Leases which do contain fixed minimum percentage uplifts (for example where rent reviews are market-based or calculated by reference to an inflationary index) are not subject to a charge for future minimum rental increases.

2.13	Non derivative financial instruments

Non derivative financial instruments comprise trade and other receivables, cash, borrowings and trade and other payables. Non derivative financial instruments are recognised initially at fair value. The Group has no financial instruments measured at fair value through the income statement. Subsequent to initial recognition, financial instruments are measured as described below:

2.13.1	Trade and other receivables

Trade and other receivables are initially stated at fair value and subsequently measured at amortised cost using the effective interest rate method, less any impairment losses, and are assessed for indicators of impairment at least monthly. Trade and other receivables are considered to be impaired where there is objective evidence that the estimated future cash flows associated with the asset have been affected. In addition, certain trade and other receivables that are not considered to be individually impaired, may be assessed for impairment on a collective basis. Objective evidence for impairment for a portfolio of receivables could include the Group’s past experience of collecting payment, an increase in the number of delayed payments, as well as observable changes in national or local economic conditions.

2.13.2	Cash

Cash comprises all bank balances and is stated in the balance sheet at fair value. The Group does not hold any cash equivalents.

2.13.3	Trade and other payables

Trade and other payables are initially stated at fair value and subsequently measured at amortised cost using the effective interest rate method.

2.13.4	Borrowings

All borrowings are initially stated at the fair value of proceeds received after deduction of finance costs and are subsequently measured at amortised cost using the effective interest rate method. The issue costs are amortised over the life of the underlying borrowings at a constant rate on the carrying amount.

On early repayment of the borrowings, the balance of the unamortised issue costs, and any premium and discounts arising in the early repayment of borrowings are recognised in the income statement.

Details of the Group’s financial risk management policies are included in note 25 to the historical financial information.

2.14	Classification of financial instruments issued by the Group

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangement. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Instruments issued that do not evidence a residual interest in the assets of the Group are classified as liabilities. Equity instruments issued by the Group are recognised in equity at the value of the net proceeds received.

2.15	Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle that obligation and reliable estimate can be made of the amount of the obligation. The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the balance sheet date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

2.16	Preference shares

By reference to the underlying terms of the preference shares that the Group has in issue, it has determined that the preference shares represent a residual interest in the assets of the Group and are consequently classified as equity instruments.

2.17	Non-GAAP measures and exceptional items

The Group assesses its operational performance using a number of financial measures, some of which are “non-GAAP measures” as they are not measures defined within IFRS. These measures include Earnings Before Interest, Tax, Depreciation, Amortisation, Rent and exceptional items (“Adjusted EBITDAR”); Earnings Before Interest, Tax, Depreciation, Amortisation, exceptional items and future minimum rental increases (“Adjusted EBITDA before future minimum rental increases”); and Earnings Before Interest, Tax, Depreciation, Amortisation and exceptional items (“Adjusted EBITDA”). The directors believe presenting the Group’s results in this way provides users of the historical financial information with additional useful information on the underlying performance of the business, and is consistent with how business performance is monitored internally.

Items considered to be material or non-recurring and whose significance is sufficient to warrant separate disclosure and identification within the historical financial information are referred to as exceptional items. Items that may give rise to classification as exceptional include, but are not limited to, significant and material restructuring and reorganisation programmes, re-financing and acquisition costs, impairment charges and profits or losses on the disposal of assets. Further details of exceptional items are provided in note 7 to the historical financial information.

2.18	Significant sources of estimation, uncertainty and critical accounting judgments in applying the Group’s accounting policies

The preparation of financial information in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as at the date of the financial information and the reported amounts of revenue and expenses during the period then ended. Management bases its estimates on historical experience and various other assumptions that are considered to be reasonable in the particular circumstances. Actual results may differ from these estimates.

Estimates are used in accounting for allowances for uncollected receivables, depreciation, impairment, taxes and contingencies. Estimates and assumptions are reviewed periodically and the effects of the revision are reflected in the financial information in the period that an adjustment is determined to be required.

Significant accounting judgments have been applied by the Group in order to prepare the consolidated financial information with respect to the valuation of deferred tax assets, the impairment of goodwill, the valuation of property, plant and equipment and the initial recognition and subsequent amortisation of customer relationships and other intangible assets. These judgments are as follows:

2.18.1	Valuation of deferred tax assets

Deferred tax assets and liabilities require management judgment in determining the amounts to be recognised. In particular, judgment is used when assessing the extent to which deferred tax assets should be recognised with consideration given to the timing and level of future taxable income.

2.18.2	Impairment of goodwill

Determining whether goodwill is impaired requires an estimation of the value in use of the groups of cash-generating units to which goodwill has been allocated and is monitored internally. The value in use calculation requires management to estimate the future cash flows and growth rates expected to arise from the cash-generating unit, and select a suitable discount rate in order to calculate present value. Changes to the assumptions regarding discount rates, growth rates and expected changes to revenues and costs used in making these forecasts could significantly alter the assessment of the carrying value of goodwill.

2.18.3	Initial recognition and subsequent amortisation of customer relationships and other intangible assets

In accounting for each acquisition, the Group considers whether there are acquired intangible assets that qualify for separate recognition. In respect of acquisitions completed in the years ended 31 December 2013, 31 December 2014 and 31 December 2015, the Group has concluded that two classes of intangibles qualify under certain circumstances: brands and customer contracts. The valuation method used to value the customer contracts is a multi-period excess earnings method, based on an estimate of the amount of earnings attributable to those contracts. The intangible asset is then amortised on an attrition basis. The valuation method used to value acquired brands is the royalty relief method, with subsequent amortisation charged on a straight line basis. Estimating excess earnings, appropriate royalty rates and the useful economic life of customer contracts and brands requires management judgment and discretion.

2.19	Adoption of new and revised Standards

From 1 January 2013 the following Standards and interpretations became effective and were adopted by the Group:

•	IFRS 13 “Fair value measurements”

•	Amendments to IFRS 1 “First time adoption”

•	Amendment to IFRS 7 in respect of financial instruments and liability offsetting

•	Amendment to IAS 1 “Presentation of financial instruments” in respect of Other Comprehensive Income

•	Amendment to IAS 12 “Income taxes” on deferred tax

•	Annual improvements 2011

•	IFRIC 20 “Stripping costs in the production phase of a surface mine”

From 1 January 2014 the following Standards and interpretations became effective and were adopted by the Group:

•	IFRS 10 “Consolidated financial statements”

•	IFRS 11 “Joint arrangements”

•	IFRS 12 “Disclosures of interests in other entities”

•	IAS 27 (revised 2011) “Separate financial statements”

•	IAS 28 (revised 2011) “Associates and joint ventures”

•	Amendments to IFRS 10 “Consolidated financial statements”, IFRS 12 and IAS 27 on consolidation for investment entities

•	Amendments to IFRS 10, 11 and 12 on transition guidance

•	Amendments to IAS 32 on financial instruments asset and liability offsetting

•	Amendments to IAS 36 “Impairment of assets” on recoverable amount disclosures

•	Amendments to IAS 39 “Financial instruments: recognition and measurement” on novation of derivatives and hedge accounting

•	IFRIC 21 “Levies”

From 1 January 2015 the following Standards and interpretations became effective and were adopted by the Group:

•	Annual improvements 2011 – 2013

The adoption of these Standards and interpretations has had no impact on the Group’s loss, total comprehensive income, cash flows, or equity.

The following new Standards, amendments and interpretations, which are in issue but not yet effective, have not been applied in this historical financial information:

•	Amendment to IAS 19 (revised 2011) “Employee benefits” regarding defined benefit plans (effective for periods commencing on or after 1 February 2015)

•	Annual improvements 2010 – 2012 (effective for periods commencing on or after 1 February 2015)

•	Amendment to IFRS 11 “Joint arrangements” on acquisition of an interest in a joint operation (effective for periods commencing on or after 1 January 2016)

•	Amendment to IAS 16 “Property, plant and equipment” and IAS 38 “Intangible assets” on depreciation and amortisation (effective for periods commencing on or after 1 January 2016)

•	Amendment to IAS 16 “Property, plant and equipment” and IAS 41 “Agriculture” regarding bearer plants (effective for periods commencing on or after 1 January 2016)

•	IFRS 14 “Regulatory deferral accounts” (effective for periods commencing on or after 1 January 2016)

•	Amendments to IAS 27 “Separate financial statements” on the equity method (effective for periods commencing on or after 1 January 2016)

•	Amendments to IFRS 10 “Consolidated financial statements” and IAS 28 “Investments in associates and joint ventures” (effective for periods commencing on or after 1 January 2016)

•	Annual improvements 2014 (effective for periods commencing on or after 1 January 2016)

•	Amendments to IAS 1 “Presentation of financial statements” on the disclosure initiative (effective for periods commencing on or after 1 January 2016)

•	IFRS 15 “Revenue from contracts with customers” (effective for periods commencing on or after 1 January 2017)

•	IFRS 9 “Financial instruments” (effective for periods commencing on or after 1 January 2018)

•	Amendments to IFRS 9 “Financial instruments” regarding general hedge accounting (effective for periods commencing on or after 1 January 2018)

•	IFRS 16 “Leases” (effective for periods commencing on or after 1 January 2019)

It is considered that the above standards, amendments and interpretations will not have a significant effect on the results or net assets of the Group in 2016. The Group is assessing the impact of the above standards, amendments and interpretations in future years.

3.	Segmental information

3.1	General information

3.1.1	The Group is organised into the following operating segments:

3.1.1.1	The Healthcare segment focuses on the treatment of patients with a variety of psychiatric conditions which are treated in both open and secure environments. This segment also provides neuro-rehabilitation services.

3.1.1.2	The Education segment provides day and residential schooling, care and assessment for children with emotional and behavioural difficulties or autistic spectrum disorders.

3.1.1.3	The Older People Services segment provides long term, short term and respite nursing care for older people who are physically frail or suffering from dementia related disorders, trading under the brand “Amore Care”.

3.1.1.4	The Adult Care segment focuses on the care of service users with a variety of learning difficulties and mental health illnesses. This segment includes care homes and supported living services.

The Group also has a central office, which carries out administrative and management activities. All of the Group’s revenue arises in the United Kingdom. There are no sales between segments and all revenue arises from external customers and relate to the provision of services. All of the Group’s assets are domiciled in the UK.

3.2	Segment revenues and results

The measure of segment profit is adjusted earnings before interest, tax, depreciation, amortisation, rent and exceptional items (Adjusted EBITDAR), being EBITDAR before exceptional items. Adjusted EBITDAR is reported at least monthly to the Group’s chief operating decision maker for the purposes of resource allocation and assessment of segment performance. Items below Adjusted EBITDAR are typically reported to, and reviewed by, the Group’s chief operating decision maker annually.

Central costs include the Group’s centralised functions such as finance and accounting centres, IT, marketing, human resources, payroll and other costs not directly related to the hospitals, schools and care homes included in the reportable segments.

The following is an analysis of the Group’s revenue and results by reportable segment:

Year ended 31 December 2013

	Healthcare	Education	Older People Services	Adult Care	Central	Total
	£’000	£’000	£’000	£’000	£’000	£’000
Revenue	230,353	91,050	66,225	93,208	—	480,836

Adjusted EBITDAR	75,919	30,641	11,047	31,414	(10,668)	138,353

Rent	(225)	(3,818)	(7,253)	(698)	—	(11,994)
Adjusted EBITDAR before future minimum rental increases	75,694	26,823	3,794	30,716	(10,668)	126,359

Future minimum rental increases						(3,132)
Adjusted EBITDA						123,227

Depreciation (note 4)						(42,557)
Amortisation (note 4)						(6,746)
Exceptional items (note 7)						(54,654)

Operating profit						19,270
Net finance costs (note 8)						(91,648)

Loss before tax						(72,378)

Year ended 31 December 2014

	Healthcare	Education	Older People Services	Adult Care	Central	Total
	£’000	£’000	£’000	£’000	£’000	£’000
Revenue	259,845	89,325	70,555	101,013	—	520,738

Adjusted EBITDAR	83,163	26,464	12,312	32,489	(10,610)	143,818

Rent	(2,219)	(3,408)	(7,701)	(770)	—	(14,098)
Adjusted EBITDAR before future minimum rental increases	80,944	23,056	4,611	31,719	(10,610)	129,720

Future minimum rental increases						(2,850)
Adjusted EBITDA						126,870

Depreciation (note 4)						(43,989)
Amortisation (note 4)						(6,203)
Exceptional items (note 7)						(2,533)

Operating profit						74,145
Net finance costs (note 8)						(109,239)

Loss before tax						(35,094)

Year ended 31 December 2015

	Healthcare	Education	Older People Service	Adult Care	Central	Total
	£’000	£’000	£’000	£’000	£’000	£’000
Revenue	268,667	110,651	75,604	116,261	—	571,183

Adjusted EBITDAR	79,749	30,584	14,478	36,610	(10,124)	151,297

Rent	(13,264)	(4,050)	(7,798)	(1,078)	—	(26,190)
Adjusted EBITDAR before future minimum rental increases	66,485	26,534	6,680	35,532	(10,124)	125,107

Future minimum rental increases						(2,565)
Adjusted EBITDA						122,542

Depreciation (note 4)						(44,374)
Amortisation (note 4)						(5,937)
Exceptional items (note 7)						(49,502)

Operating profit						22,729
Net finance costs (note 8)						(81,476)

Loss before tax						(58,747)

3.3	Segment assets

Information regarding segmental assets is reviewed by the CODM annually.

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Healthcare	901,517	693,022	716,715
Education	243,440	243,834	232,408
Older People Services	88,372	85,284	71,579
Adult Care	274,320	282,387	286,920
Central	49,414	48,147	29,633

Total segment assets	1,557,063	1,352,674	1,337,255
Unallocated assets:
Cash	44,414	22,644	40,459

Total assets	1,601,477	1,375,318	1,377,714

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Included in total assets above:
Intangible assets
Healthcare	101,908	101,173	107,531
Education	46,591	51,096	51,895
Older People Services	12,010	12,001	153
Adult Care	51,901	51,182	53,327

	212,410	215,452	212,906

Assets held for sale
Healthcare	—	200	750
Education	1,417	1,143	—
Older People Services	3,999	—	—
Adult Care	16,221	9,465	2,802

	21,637	10,808	3,552

Year ended 31 December 2013

	Amortisation	Depreciation	Additions to property, plant and equipment
	£’000	£’000	£’000
Healthcare	732	22,296	12,729
Education	2,440	7,257	9,965
Older People Services	—	4,178	7,167
Adult Care	3,574	5,460	11,708
Central	—	3,366	3,232

Total	6,746	42,557	44,801

Year ended 31 December 2014

	Amortisation	Depreciation	Additions to property, plant and equipment
	£’000	£’000	£’000
Healthcare	735	21,930	13,666
Education	1,685	8,277	12,168
Older People Services	9	3,765	5,809
Adult Care	3,774	6,503	14,881
Central	—	3,514	2,257

Total	6,203	43,989	48,781

Year ended 31 December 2015

	Amortisation	Depreciation	Additions to property, plant and equipment
	£’000	£’000	£’000
Healthcare	752	20,491	3,994
Education	1,742	8,244	2,458
Older People Services	9	4,329	16,254
Adult Care	3,434	8,126	8,582
Central	—	3,184	21,781

Total	5,937	44,374	53,069

3.4	Information about major customers

In the year ended 31 December 2015 revenue from NHS England amounted to 18 per cent. of total revenue (year ended 31 December 2014: 19 per cent.; year ended 31 December 2013: 15 per cent.). No other single customer accounted for more than 5 per cent. of total revenue in the years ended 31 December 2013, 2014 or 2015.

On a consolidated basis, revenue of £265.7 million (2014: £230.6 million; 2013: £221.0 million) and £237.4 million (2014: £224.2 million; 2013: £192.4 million) arose from Social Services and the NHS respectively, which each represent more than 10 per cent. of the Group’s total revenue. Of this revenue, £225.4 million (2014: £215.6 million; 2013: £184.0 million) arose in the Healthcare segment, £108.9 million (2014: £88.2 million; 2013: £89.6 million) arose in the Education segment, £110.0 million (2014: £95.3 million; 2013: £87.9 million) arose in the Adult Care segment and £58.8 million (2014: £55.7 million; 2013: £51.9 million) arose in the Older People Services segment.

4.	Operating costs

	Year ended 31 December
	2013	2014	2015
	£’000	£’000	£’000
Staff remuneration costs (note 6)	268,314	296,198	326,400
Other staff related costs	19,923	23,598	31,467
Other operating costs	53,686	56,737	61,633
Depreciation of property, plant and equipment (note 12)
Owned	40,548	42,195	42,617
Leased	2,009	1,794	1,757
Amortisation of intangible assets (note 11)	6,746	6,203	5,937
Rentals under operating leases
Property leases	11,994	14,098	26,190
Other operating leases	560	387	386
Future minimum rental increases	3,132	2,850	2,565
Exceptional items (note 7)	54,654	2,533	49,502

	461,566	446,593	548,454

“Other operating costs” comprises costs relating to food, housekeeping, medical supplies, non-rechargeable service user costs, premises, telephone, utilities, marketing, maintenance, vehicles and travel expenses.

5.	Auditors’ remuneration

	Year ended 31 December
	2013	2014	2015
	£’000	£’000	£’000
Fees payable to the Company’s auditors for the audit of the Company and consolidated financial statements	170	193	205

	170	193	205
Fees payable to the Company’s auditors for other services:
Fees payable to the Company’s auditors for the audit of the Company’s subsidiaries pursuant to legislation	30	71	75
Services relating to information technology	62	55	24
Services relating to corporate finance transactions	—	244	1,540
Other assurance services	—	21	21
All other services	126	235	—

Total other fees	218	626	1,660

Total fees	388	819	1,865

Auditors’ remuneration is stated net of value added tax.

6.	Employee costs

In aggregate, the Group’s employee remuneration comprised:

	Year ended 31 December
	2013	2014	2015
	£’000	£’000	£’000
Wages and salaries	244,663	270,502	298,636
Social security costs	19,280	21,051	23,002
Other pension costs	4,371	4,645	4,762

	268,314	296,198	326,400

Further information relating to Directors’ remuneration is disclosed in note 26.

7.	Exceptional items

	Year ended 31 December
	2013	2014	2015
	£’000	£’000	£’000
Reorganisation and rationalisation costs	12,093	7,660	2,196
Transaction related costs	27	2,770	17,368
Legal and professional costs	—	—	1,072
Impairment of property, plant and equipment and intangible assets	42,587	—	28,963
Profit on disposal of property, plant and equipment	(53)	(7,897)	(97)

	54,654	2,533	49,502

For the year ended 31 December 2015, reorganisation and rationalisation costs primarily relate to the closure and restructuring of a number of sites. For the year ended 31 December 2014, reorganisation and rationalisation costs included £2.6 million for senior management redundancy and restructuring with the remainder due to the closure and restructuring of a number of sites. For the year ended 31 December 2013, reorganisation and rationalisation costs included £5.9 million in respect of onerous contracts relating to leasehold properties.

For the year ended 31 December 2015, transaction related costs relate to the strategic review of the Older People Care division, the recent sale of the business to Acadia Healthcare Company, Inc. and costs associated with the acquisitions explained in Note 10. For the year ended 31 December 2014, transaction related costs related to acquisition costs and £2.4 million in respect of an aborted acquisition.

For the year ended 31 December 2015, the net impairment costs primarily relates to Older People Care goodwill (£11.8 million) and property, plant and equipment (£17.7 million); see Note 11 and Note 12 for further details. Impairment of property, plant and equipment in the year ended 31 December 2013 related to a number of properties and associated assets that the Group identified, following a strategic review of its property portfolio, as being extraneous to its ongoing operations, and consequently wrote down to their recoverable value through disposal. The charge related to sites that were closed prior to 31 December 2013.

Disposals of property, plant and equipment for the year ended 31 December 2014 related to the six Acute hospitals which were sold and leased back (generating net proceeds of £217.5 million), a property which was held for sale at 31 December 2013 (generating net proceeds of £15.5 million) and a number of other properties (generating net proceeds of £7.0 million in aggregate). Together, these assets had a net book value of £232.1 million at the date of their disposal realising a net profit on disposal of £7.9 million.

8.	Net finance costs

	Year ended 31 December
	2013	2014	2015
	£’000	£’000	£’000
Interest on bank facilities and associated costs	1,802	2,099	2,382
High yield bond interest and associated costs	60,108	58,258	43,190
Loan note interest	26,718	29,925	33,515
Amortisation of issue costs	2,868	2,981	2,318
Exceptional bond redemption premium	—	12,847	—
Exceptional amortisation of issue costs	—	3,137	—
Release of premium on issue of high yield bonds	(301)	(300)	(185)
Interest on obligations under finance leases	329	343	364
Provisions: unwinding of discount	303	178	90

Total finance costs	91,827	109,468	81,674
Interest receivable on bank deposits	(179)	(229)	(198)

Net finance costs	91,648	109,239	81,476

The exceptional bond redemption costs in the year ended 31 December 2014 include the premium paid on redemption of £12.8 million and accelerated amortisation of issue costs of £3.1 million.

9.	Income tax

	Year ended 31 December
	2013	2014	2015
	£’000	£’000	£’000
Current tax:
UK corporation tax	—	—	—
Adjustments in respect of prior years	—	—	—

	—	—	—
Deferred tax (note 20):
Origination and reversal of temporary differences	(39,581)	(21,445)	(19,713)
Adjustments in respect of prior years	(3,852)	(786)	(1,045)

	(43,433)	(22,231)	(20,758)

	(43,433)	(22,231)	(20,758)

Corporation tax is calculated at 20.25 per cent. (2014: 21.5 per cent.; 2013: 23.25 per cent.) of the estimated taxable profit or loss for the year. The expected tax credit for the years ended 31 December 2013, 2014 and 2015 can be reconciled to the credit per the income statement as follows:

	Year ended 31 December
	2013	2014	2015
	£’000	£’000	£’000
Loss before tax	(72,378)	(35,094)	(58,747)

Tax at the UK corporation tax rate (see above)	(16,828)	(7,545)	(11,896)
Non deductible expenses	209	765	6,430
Movement in tax base of fixed assets	1,077	(11,873)	118
Effect of change in tax rate	(24,039)	(1,031)	(14,365)
Recognition of deferred tax assets	—	(1,761)	—
Adjustments in respect of prior years	(3,852)	(786)	(1,045)

	(43,433)	(22,231)	(20,758)

The standard rate of corporation tax in the UK changed from 21 per cent. to 20 per cent. with effect from 1 April 2015. Accordingly, the Group’s profits for this accounting year are taxed at an effective rate of 20.25 per cent. (2014: 21.5 per cent.; 2013: 23.25 per cent.).

A change to the UK corporation tax rate was announced in the Chancellor’s Budget on 16 March 2016. The change announced is to reduce the main rate to 17 per cent. from 1 April 2020. Changes to reduce the UK corporation tax rate to 19 per cent. from 1 April 2017 and to 18 per cent. from 1 April 2020 had already been substantively enacted on 26 October 2015.

As the change to 17 per cent. had not been substantively enacted at the balance sheet date its effects are not included in this financial information. The overall effect of that change, if it had applied to the deferred tax balance as at 31 December 2015, would be to reduce the deferred tax liability by £7.1 million and to increase the deferred tax credit for the year ended 31 December 2015 by £7.0 million.

10.	Business combinations

10.1	Helden Homes Limited

On 23 July 2013 the Group acquired 100% of the share capital of Helden Homes Limited, an operator of a care home within the Healthcare division for cash consideration of £5.5 million.

£’000
Cash consideration	5,460
Fair value of net assets acquired	(4,443)

Goodwill	1,017

The fair values of the net assets acquired were as follows:

£’000
Property, plant and equipment	5,440
Trade and other receivables	165
Cash	102
Deferred tax	(1,052)
Trade and other payables	(212)

Net assets	4,443

The deferred tax liability arises chiefly on the difference between the fair value of the properties acquired and the tax base of these assets.

Goodwill recognised on acquisition is attributable to the synergies expected to be achieved through integration of the business with the rest of the Group, together with the skills and talent of the assembled workforce. None of the goodwill is expected to be deductible for corporation tax purposes.

From the date of acquisition to 31 December 2013, the contribution of the home to the Group results was as follows:

£’000
Revenue	935
Adjusted EBITDA before future minimum rental increases	303
Profit before tax	270

If acquired on 1 January 2013, the home would have contributed £2.1 million in revenue, £0.7 million Adjusted EBITDA before future minimum rental increases and £0.6 million profit before tax to the Group results for the year ended 31 December 2013.

Acquisition costs (primarily legal and professional fees) of £0.1 million were incurred in connection with the Helden Homes Limited business combination, and were charged to the income statement in the year ended 31 December 2013.

10.2	New Directions

On 31 January 2014 the Group acquired a 100% interest in New Directions (Hastings) Limited, New Directions (Bexhill) Limited, New Directions (Robertsbridge) Limited and New Directions (St. Leonards on Sea) Limited

for total cash consideration of £6.3 million. The companies operate five specialist care facilities in South East England within the Craegmoor division.

£’000
Cash consideration	6,255
Fair value of net assets acquired	(5,309)

Goodwill	946

The fair values of the net assets acquired were as follows:

£’000
Intangible assets	2,109
Property, plant and equipment	4,407
Inventories	2
Trade and other receivables	73
Cash	94
Deferred tax	(1,221)
Trade and other payables	(155)

Net assets	5,309

The deferred tax liability arises chiefly on the difference between the fair value of the intangible assets and properties acquired and the tax base of these assets.

Intangible assets recognised relate to service user contracts and are subsequently amortised on an attrition basis over 8 years. Goodwill recognised on acquisition is attributable to the synergies expected to be achieved through integration of the business with the rest of the Group, together with the skills and talent of the assembled workforce. None of the goodwill is expected to be deductible for corporation tax purposes.

From the date of acquisition to 31 December 2014, the contribution of the home to the Group results was as follows:

£’000
Revenue	2,523
Adjusted EBITDA before future minimum rental increases	1,048
Profit before tax	780

If acquired on 1 January 2014, the business would have contributed £2.7 million in revenue, £1.1 million Adjusted EBITDA before future minimum rental increases, and £0.9 million profit before tax to the Group results for the year ended 31 December 2014.

Acquisition costs (primarily legal and professional fees) of £0.2 million were incurred in connection with the New Directions business combination, and were charged to the income statement in the year ended 31 December 2014.

10.3	Castlecare

On 28 November 2014 the Group acquired a 100% interest in Castlecare Group Limited for total cash consideration of £12.7 million. The Group operates residential care homes for looked-after children with complex and special needs, including challenging behaviour within the Education division.

£’000
Cash consideration	12,689
Fair value of net assets acquired	(7,399)

Goodwill	5,290

The fair values of the net assets acquired were as follows:

£’000
Intangible assets	900
Property, plant and equipment	6,978
Trade and other receivables	1,634
Cash	669
Deferred tax	(1,081)
Trade and other payables	(1,701)

Net assets	7,399

The deferred tax liability arises chiefly on the difference between the fair value of the intangible assets and properties acquired and the tax base of these assets.

Intangible assets recognised relate to service user contracts and are subsequently amortised on an attrition basis over 3 years. Goodwill recognised on acquisition is attributable to the synergies expected to be achieved through integration of the business with the rest of the Group, together with the skills and talent of the assembled workforce. None of the goodwill is expected to be deductible for corporation tax purposes.

From the date of acquisition to 31 December 2014, the contribution of the home to the Group results was as follows:

£’000
Revenue	1,518
Adjusted EBITDA before future minimum rental increases	206
Profit before tax	190

If acquired on 1 January 2014, the business would have contributed £16.9 million in revenue and £1.4 million Adjusted EBITDA before future minimum rental increases, and £1.0 million profit before tax to the Group results for the year ended 31 December 2014.

Acquisition costs (primarily legal and professional fees) of £0.2 million were incurred in connection with the Castlecare business combination, and were charged to the income statement in the year ended 31 December 2014.

10.4	Life Works Community

On 17 September 2015 the Group acquired a 100% interest in Life Works Community Limited for total cash consideration of £7.8 million. The Group operates an 18 bed facility in South East England which specialises in providing inpatient therapy for individuals with drug, alcohol and other addictions, eating disorders and depression within the Healthcare division.

£’000
Cash consideration	7,803
Fair value of net assets acquired	(1,960)

Goodwill	5,843

The fair values of the net assets acquired were as follows:

£’000
Intangible assets	1,265
Property, plant and equipment	2,865
Inventories	15
Trade and other receivables	71
Cash	163
Deferred tax	(793)
Bank loan	(1,054)
Trade and other payables	(572)

Net assets	1,960

The Group settled the outstanding bank loan in full immediately upon acquisition.

The deferred tax liability arises chiefly on the difference between the fair value of the intangible assets and property acquired and the tax base of these assets.

Intangible assets recognised relate to the Life Works brand and are subsequently amortised on a straight line basis over 20 years. Goodwill recognised on acquisition is attributable to the synergies expected to be achieved through integration of the business with the rest of the Group, together with the skills and talent of the assembled workforce. None of the goodwill is expected to be deductible for corporation tax purposes.

From the date of acquisition to 31 December 2015, the contribution of the home to the Group results was as follows:

£’000
Revenue	841
Adjusted EBITDA before future minimum rental increases	308
Profit before tax	288

If acquired on 1 January 2015, the business would have contributed £2.9 million in revenue, £1.4 million Adjusted EBITDA before future minimum rental increases, and £1.0 million profit before tax to the Group results for the year ended 31 December 2015.

Acquisition costs (primarily legal and professional fees) of £0.2 million were incurred in connection with the Life Works Community business combination, and were charged to the income statement in the year ended 31 December 2015.

10.5	Progress Care

On 22 December 2015 the Group acquired a 100% interest in Progress Care (Holdings) Limited (“Progress Care”) for total cash consideration of £10.8 million. The Group operates 11 facilities across the North West of England which provide specialist education and care for children and young adults with severe learning disabilities, challenging behaviours and autism, within the Adult Care and Education divisions.

£’000
Cash consideration	10,762
Fair value of net assets acquired	(4,768)

Goodwill	5,994

The fair values of the net assets acquired were as follows:

£’000
Intangible assets	1,907
Property, plant and equipment	4,195
Trade and other receivables	500
Cash	552
Deferred tax	(1,055)
Bank loan	(179)
Trade and other payables	(1,152)

Net assets	4,768

The Group settled the outstanding bank loan in full immediately upon acquisition.

The deferred tax liability arises chiefly on the difference between the fair value of the intangible assets and properties acquired and the tax base of these assets.

Intangible assets recognised relate to service user contracts and are subsequently amortised on an attrition basis over 5 years for Education and 8 years for Adult Care. Goodwill recognised on acquisition is attributable to the synergies expected to be achieved through integration of the business with the rest of the Group, together with the skills and talent of the assembled workforce. None of the goodwill is expected to be deductible for corporation tax purposes.

From the date of acquisition to 31 December 2015, the contribution of the home to the Group results was as follows:

£’000
Revenue	177
Adjusted EBITDA before future minimum rental increases	44
Profit before tax	40

If acquired on 1 January 2015, the business would have contributed £7.3 million in revenue, £1.4 million Adjusted EBITDA before future minimum rental increases, and £1.2 million profit before tax to the Group results for the year ended 31 December 2015.

Acquisition costs (primarily legal and professional fees) of £0.3 million were incurred in connection with the Progress Care business combination, and were charged to the income statement in the year ended 31 December 2015.

11.	Intangible assets

	Goodwill	Brands	Customer contracts	Total
	£’000	£’000	£’000	£’000
Cost
As at 1 January 2013	172,903	22,049	35,168	230,120
Arising on business combinations	1,467	—	—	1,467
Additions	—	171	—	171

As at 31 December 2013	174,370	22,220	35,168	231,758
Arising on business combinations	6,236	—	3,009	9,245

As at 31 December 2014	180,606	22,220	38,177	241,003
Arising on business combinations	12,059	1,265	1,907	15,231

As at 31 December 2015	192,665	23,485	40,084	256,234

Accumulated amortisation and impairment
As at 1 January 2013	—	1,348	11,254	12,602
Amortisation charge	—	732	6,014	6,746

As at 31 December 2013	—	2,080	17,268	19,348
Amortisation charge	—	744	5,459	6,203

As at 31 December 2014	—	2,824	22,727	25,551
Amortisation charge	—	761	5,176	5,937
Impairment	11,840	—	—	11,840

As at 31 December 2015	11,840	3,585	27,903	43,328

Net book value
As at 31 December 2015	180,825	19,900	12,181	212,906

As at 31 December 2014	180,606	19,396	15,450	215,452

As at 31 December 2013	174,370	20,140	17,900	212,410

As at 1 January 2013	172,903	20,701	23,914	217,518

Goodwill arising on business combinations in the year ended 31 December 2015 relates to Life Works (£5.8 million), Progress Care (£6.0 million) and Castlecare (£0.2 million).

11.1	Goodwill

Goodwill acquired in a business combination is allocated, at acquisition, to the cash generating units (CGUs) that are expected to benefit from the business combination. Subsequently, goodwill is monitored at a segment level. Goodwill is allocated as follows:

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Healthcare	81,941	81,941	87,784
Education	42,186	47,476	49,698
Older People Services	11,840	11,840	—
Adult Care	38,403	39,349	43,343

	174,370	180,606	180,825

The Group tests goodwill for impairment annually, or more frequently if there are indications that goodwill might be impaired. The recoverable amounts of each segment are derived through a combination of value in use and fair value less costs to sell calculations.

Recent valuations obtained for the Group as a whole indicate that the fair value less costs to sell of the Healthcare, Education and Adult Care segments is significantly higher than their respective book values, and no reasonably likely changes in underlying assumptions would give rise to an impairment in these three segments.

The Group concluded in January 2016 a strategic review of the Older People Services division for the year ended 31 December 2015 which indicated that this segment may be impaired. Consequently, a value in use calculation was performed to determine the appropriate carrying value of goodwill in this segment, the key assumptions for the calculation being forecast cash flows, discount rate and future growth rate.

The Group prepared a cash flow forecast for the Older People Services segment derived from the most recent financial budgets approved by management and the board for the coming financial year, together with forecast cash flows for the following four years, incorporating management’s best estimate of fee inflation, volume growth, cost increases (including the effect of the introduction of the National Living Wage) and capital expenditure requirements. These cash flows were extrapolated into perpetuity based on an estimated long term growth rate. The long term growth rate is determined by management based on their experience of both the industry and the wider economic environment. The rate applied to the segment does not exceed the average long term growth rate for the market.

Management estimate a discount rate using rates that reflect current market assessments of the time value of money.

The pre tax discount rate and long term growth rate used were as follows:

	As at 31 December
	2013	2014	2015
	%	%	%
Pre tax discount rate	8.3	8.3	8.3
Long term net cash flow growth rate	2.5	2.5	2.0

Based on the value in use calculation performed, the Older People Services segment was impaired by £11.8 million, and consequently the carrying value of goodwill recognised in respect of this division was reduced accordingly. An exceptional impairment charge of £11.8 million was recognised in the year ended 31 December 2015 (refer to Note 7).

11.2	Brands

Year ended 31 December 2013

The brands intangible included the following:

	Carrying value	Amortisation period remaining
	£’000	years
Priory brand (Healthcare)	19,969	27.2
Amore Care brand (Older People Services)	171	19.0

Total	20,140

Year ended 31 December 2014

The brands intangible included the following:

	Carrying value	Amortisation period remaining
	£’000	years
Priory brand (Healthcare)	19,234	26.2
Amore Care brand (Older People Services)	162	19.0

Total	19,396

Year ended 31 December 2015

The brands intangible included the following:

	Carrying value	Amortisation period remaining
	£’000	years
Priory brand (Healthcare)	18,498	25.2
Amore Care brand (Older People Services)	153	18.0
Life Works brand (Healthcare)	1,249	19.8

Total	19,900

11.3	Customer contracts

Year ended 31 December 2013

The customer contract intangible asset includes assets arising on the following acquisitions:

	Carrying value	Amortisation period remaining
	£’000	years
Priory Investments Holdings (Education)	4,404	7.2
Craegmoor Group (Adult Care)	8,212	5.3
Harbour Care (Adult Care)	2,732	5.0
PASS (Adult Care)	916	5.3
HQL (Adult Care)	1,636	5.7

Total	17,900

Year ended 31 December 2014

The customer contract intangible asset includes assets arising on the following acquisitions:

	Carrying value	Amortisation period remaining
	£’000	years
Priory Investments Holdings (Education)	2,769	6.2
Craegmoor Group (Adult Care)	6,329	4.3
Harbour Care (Adult Care)	1,922	4.0
PASS (Adult Care)	668	4.3
HQL (Adult Care)	1,232	4.7
New Directions (Adult Care)	1,680	7.1
Castlecare (Education)	850	2.9

Total	15,450

Year ended 31 December 2015

The customer contract intangible asset includes assets arising on the following acquisitions:

	Carrying value	Amortisation period remaining
	£’000	years
Priory Investments Holdings (Education)	1,596	5.2
Craegmoor Group (Adult Care)	4,622	3.3
Harbour Care (Adult Care)	1,224	3.0
PASS (Adult Care)	443	3.3
HQL (Adult Care)	843	3.7
New Directions (Adult Care)	1,265	6.1
Castlecare (Education)	281	1.9
Progress Care (Education)	320	5.0
Progress Care (Adult Care)	1,587	8.0

Total	12,181

12.	Property, plant and equipment

	Land and buildings	Assets in the course of construction	Fixtures and fittings	Motor vehicles	Total
	£’000	£’000	£’000	£’000	£’000
Cost
As at 1 January 2013	1,253,243	5,083	102,023	6,063	1,366,412
Arising on business combinations	5,186	—	238	16	5,440
Additions	8,349	12,639	22,207	1,606	44,801
Disposals	(293)	(362)	(454)	(565)	(1,674)
Transfers between classifications	2,407	(2,823)	409	7	—
Transferred to current assets (note 16)	(36,901)	—	(4,708)	—	(41,609)

As at 31 December 2013	1,231,991	14,537	119,715	7,127	1,373,370
Arising on business combinations	11,121	—	231	33	11,385
Additions	5,397	5,599	36,342	1,443	48,781
Disposals	(240,511)	(955)	(10,867)	(2,709)	(255,042)
Transfers between classifications	3,808	(13,244)	9,436	—	—
Transferred back from current assets (note 16)	1,729	—	587	—	2,316

As at 31 December 2014	1,013,535	5,937	155,444	5,894	1,180,810
Arising on business combinations	6,975	—	85	—	7,060
Additions	2,863	9,203	39,209	1,794	53,069
Disposals	(6,934)	(13)	(1,111)	(1,671)	(9,729)
Transfers between classifications	1,867	(6,513)	4,646	—	—
Transferred to current assets (note 16)	(985)	—	(257)	—	(1,242)

As at 31 December 2015	1,017,321	8,614	198,016	6,017	1,229,968

Accumulated depreciation
As at 1 January 2013	10,551	—	20,251	1,003	31,805
Charge for the year	23,060	—	17,273	2,224	42,557
Impairment (note 7)	40,004	—	1,433	—	41,437
Disposals	(2)	—	(271)	(551)	(824)
Transferred to current assets (note 16)	(30,276)	—	(4,030)	—	(34,306)

As at 31 December 2013	43,337	—	34,656	2,676	80,669
Charge for the year	22,376	—	19,610	2,003	43,989
Disposals	(26,455)	—	(4,467)	(2,628)	(33,550)
Transferred back from current assets (note 16)	1,058	—	284	—	1,342

As at 31 December 2014	40,316	—	50,083	2,051	92,450
Charge for the year	19,605	—	22,800	1,969	44,374
Disposals	(381)	—	(504)	(1,645)	(2,530)
Impairment (note 7)	13,813	—	3,860	—	17,673
Transferred to current assets (note 16)	(302)	—	(215)	—	(517)

As at 31 December 2015	73,051	—	76,024	2,375	151,450

Net book value
As at 31 December 2015	944,270	8,614	121,992	3,642	1,078,518

As at 31 December 2014	973,219	5,937	105,361	3,843	1,088,360

As at 31 December 2013	1,188,654	14,537	85,059	4,451	1,292,701

As at 1 January 2013	1,242,692	5,083	81,772	5,060	1,334,607

Substantially all the Group’s freehold land and buildings is pledged as security against certain of the Group’s borrowings (note 18). As at 31 December 2015 the carrying amount of assets (motor vehicles) held under finance leases was £3.1 million (2014: £3.1 million; 2013: £3.8 million). The Group’s obligations under finance leases are secured by the lessors’ title to the leased assets.

At 31 December 2015 the Group had entered into contractual commitments for the acquisition of property, plant and equipment amounting to £4.6 million (2014: £4.3 million; 2013: £3.0 million).

13.	Inventories

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Medical supplies	50	49	64

The total amount recognised as an expense in the income statement in respect of medical supplies was £4.2 million in the year ended 31 December 2015 (2014: £3.7 million; 2013: £3.3 million).

14.	Trade and other receivables

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Trade receivables (note 25)	24,137	28,929	32,366
Allowance for doubtful debts	(1,221)	(1,155)	(1,121)

	22,916	27,774	31,245
Other receivables	2,731	2,389	2,557
Corporation tax receivable	—	28	—
Prepayments and accrued income	4,618	7,814	8,413

	30,265	38,005	42,215

15.	Cash and cash equivalents

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Cash	44,414	22,644	40,459

16.	Assets held for sale

	Land and buildings	Fixtures and fittings	Total
	£’000	£’000	£’000
Cost
As at 1 January 2013	38,292	9,301	47,593
Transferred from property, plant and equipment (note 12)	36,901	4,708	41,609
Additions	2	195	197
Disposals	(14,218)	(3,925)	(18,143)

As at 31 December 2013	60,977	10,279	71,256
Transferred back to property, plant and equipment (note 12)	(1,729)	(587)	(2,316)
Additions	—	708	708
Disposals	(18,000)	(4,511)	(22,511)

As at 31 December 2014	41,248	5,889	47,137
Transferred from property, plant and equipment (note 12)	985	257	1,242
Additions	550	—	550
Disposals	(37,523)	(5,174)	(42,697)

As at 31 December 2015	5,260	972	6,232

Impairment
As at 1 January 2013	22,005	6,245	28,250
Charge for the year (note 7)	1,076	74	1,150
Transferred from property, plant and equipment (note 12)	30,276	4,030	34,306
Disposals	(11,619)	(2,468)	(14,087)

As at 31 December 2013	41,738	7,881	49,619
Transferred back to property, plant and equipment (note 12)	(1,058)	(284)	(1,342)
Disposals	(9,107)	(2,841)	(11,948)

As at 31 December 2014	31,573	4,756	36,329
Transferred from property, plant and equipment (note 12)	302	215	517
Disposals	(30,156)	(4,010)	(34,166)

As at 31 December 2015	1,719	961	2,680

Net book value
As at 31 December 2015	3,541	11	3,552

As at 31 December 2014	9,675	1,133	10,808

As at 31 December 2013	19,239	2,398	21,637

As at 1 January 2013	16,287	3,056	19,343

The remaining properties are expected to realise net sales proceeds materially consistent with their net book value. All properties held for sale at 31 December 2015 are actively marketed and are expected to be sold within twelve months of the year end.

17.	Trade and other payables

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Trade payables	11,957	13,866	12,992
Corporation tax payable	188	—	59
Other taxes and social security	6,727	6,856	7,503
Accruals	26,155	35,090	49,021
Deferred income	24,615	21,269	21,693
Other payables	6,855	6,846	7,276

	76,497	83,927	98,544

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs. As at 31 December 2015 the Group’s supplier payment period was 53 days (2014: 63 days; 2013: 59 days). The Group has financial risk management policies in place to ensure that all payables are paid within the pre-agreed credit terms. The directors consider that the carrying amount of trade payables approximates to their fair value.

18.	Borrowings

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Borrowings due less than one year
Finance lease liabilities	1,651	1,585	1,417
Accrued interest – bank loans	52	255	206
Accrued interest – senior secured notes	16,640	10,196	10,196
Accrued interest – senior unsecured notes	5,850	5,850	5,850

Total borrowings due less than one year	24,193	17,886	17,669
Unsecured borrowings due greater than one year
Senior unsecured notes	175,000	175,000	175,000
Unamortised issue costs	(3,958)	(3,315)	(2,611)
Loan notes (including accrued interest)	249,372	279,295	312,811

Secured borrowings due greater than one year	420,414	450,980	485,200
Bank loans	17,500	31,250	40,250
Senior secured notes	631,000	386,300	386,300
Unamortised issue costs (including premium)	(9,983)	(4,808)	(3,379)
Finance lease liabilities	2,523	1,841	1,666

	641,040	414,583	424,837
Total borrowings due greater than one year	1,061,454	865,563	910,037

Total borrowings	1,085,647	883,449	927,706

All of the Group’s borrowings are denominated in Sterling.

All borrowings other than finance leases were repaid post year end – refer to Note 28.

18.1	Senior secured notes and senior unsecured notes

The Group issued £600.0 million of high yield bonds on 3 February 2011, comprising £425.0 million senior secured notes with a fixed rate of 7.0% and £175.0 million senior unsecured notes with a fixed rate of 8.875%, with maturity dates of 15 February 2018 and 15 February 2019, respectively. The senior secured notes are secured by fixed and floating charges over substantially all of the Group’s property and assets.

The Group issued additional senior secured notes on 14 April 2011 of £206.0 million with a fixed rate of 7.0% due 15 February 2018. A premium on issue of £2.0 million was received which is included within unamortised issue costs and will be amortised to the income statement over the term of the notes. The proceeds were used to repay existing Craegmoor bank debt on acquisition.

On 17 November 2014 the Group redeemed £244.7 million of its 7% senior secured notes due 2018. In accordance with the terms of the notes, the redemption price was 105.25% of the principal amount of the notes. Including accrued interest of £4.4 million, the total amount paid to redeem the notes was £261.9 million.

An exceptional financing cost of £15.9 million was recognised in the year ended 31 December 2014 in respect of the premium paid on redemption of £12.8 million and the release of unamortised issue costs of £3.1 million – see note 8.

The high yield bonds are listed on the Luxembourg stock exchange’s Euro MTF market.

The Senior secured note and the senior unsecured notes are also subject to certain customary covenants and events of default, which are set out in the Senior Notes Indenture.

The Senior note Guarantees are general unsecured obligations of the Guarantors. The Guarantee by each such Guarantor ranks equally in right of payment to all existing or future senior subordinated indebtedness of such Guarantor; and is subordinated in right of payment to any existing or future senior indebtedness of such Guarantor, including its obligations under the Revolving Credit Facility and the Senior secured notes.

18.2	Loan notes

The Group issued unsecured loan notes on 4 March 2011 of £130.0 million with a fixed rate of 12% and a maturity date of 4 March 2060. Additional loan notes were issued on 14 April 2011 of £51.5 million with a fixed rate of 12% and a maturity date of 18 July 2057.

Accrued interest of £9.4 million, £8.4 million and £7.5 million in relation to the £51.5 million loan notes was capitalised on 31 December 2015, 31 December 2014 and 31 December 2013, respectively, by the issue of PIK notes on the same terms as the original loan notes.

Accrued interest of £21.9 million, £19.6 million and £17.5 million in relation to the £130.0 million loan notes was capitalised on 3 March 2015, 3 March 2014 and 3 March 2013, respectively, by the issue of PIK notes on the same terms as the original loan notes.

Refer also to Note 26.3.

18.3	Bank loans

The £40.3 million (2014: £31.3 million; 2013: £17.5 million) drawn down on the RCF is secured with an interest rate of LIBOR plus 3.5% (2014: LIBOR plus 4.0%; 2013: LIBOR plus 4.0%) and is due for repayment February 2017. The security ranks above the senior secured notes and consists of fixed and floating charges over substantially all the Group’s property and assets.

All obligations under the RCF are unconditionally guaranteed by the Guarantors and secured by the same Collateral as the Senior secured notes. Proceeds of enforcement of the collateral will be used in discharge of the indebtedness under the RCF and certain hedging obligations before discharge of the Senior Secured Notes.

The RCF contains customary affirmative, negative and financial covenants that restricts the manner in which the Group’s business is conducted, including certain of the same restrictive covenants that apply to the Senior secured notes. The RCF also has a financial maintenance covenant tested quarterly that requires the ratio of Total Outstandings (as defined in the Revolving Credit Facility Agreement) to EBITDA (as defined in the Revolving Credit Facility Agreement) to not exceed 1.20 to 1. The RCF also contains customary conditions precedent, representations, covenants, events of default and mandatory prepayment events. Throughout the three year period presented here, the Group has comfortably complied with all covenants and conditions.

18.4	Weighted average interest rates

The weighted average interest rates were as follows:

	As at 31 December
	2013	2014	2015
	%	%	%
Loan notes	12.0	12.0	12.0
Bank loans	4.5	4.6	4.4
High yield bonds	7.4	7.4	7.6

19.	Provisions for liabilities and charges

	Dilapidations	Onerous contracts and legal costs	Future minimum rent	Retirement benefit	Total
	£’000	£’000	£’000	£’000	£’000
As at 1 January 2013	2,852	6,541	7,729	133	17,255
(Released)/charged to the income statement	(409)	6,802	3,132	—	9,525
Discount unwind	—	303	—	—	303
Used during the year	(34)	(1,617)	—	(86)	(1,737)

As at 31 December 2013	2,409	12,029	10,861	47	25,346
(Released)/charged to the income statement	(425)	—	2,850	—	2,425
Discount unwind	—	178	—	—	178
Used during the year	(33)	(1,123)	—	(47)	(1,203)

As at 31 December 2014	1,951	11,084	13,711	—	26,746
(Released)/charged to the income statement	—	(531)	2,565	—	2,034
Discount unwind	—	90	—	—	90
Used during the year	(6)	(1,581)	—	—	(1,587)

As at 31 December 2015	1,945	9,062	16,276	—	27,283

Analysis of provisions:

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Current	2,857	4,760	4,545
Non – current	22,489	21,986	22,738

	25,346	26,746	27,283

19.1	Dilapidation provisions

Provisions have been recorded for costs of returning properties held under operating leases to the state of repair at the inception of the lease. These provisions are expected to be utilised on the termination of the underlying leases.

19.2	Onerous contracts and litigation matters

Provisions have been recorded for the onerous payments on certain lease arrangements. They have been established on the basis of the expected onerous element of future lease payments over the remaining life of the relevant leases and agreements, which expire in between 6 and 20 years. These have been discounted and the provisions are expected to be utilised, with the discounts unwinding accordingly, over the remaining terms of the corresponding lease arrangements.

In light of a number of outstanding legal claims, provisions have been made which represent management’s best estimate of the amount required to settle the claims. The directors anticipate that the majority will be settled over the course of the next year.

19.3	Future minimum rent

Provisions have been recorded for future minimum rent payable as a result of the policy to straight line rent payments in the income statement where leases have built in minimum rent escalator clauses. The provisions will be utilised over the life of the leases.

19.4	Retirement benefit

The retirement benefit provision held by the Group was to cover post-employment benefits accruing to certain employees of Health & Care Services (UK) Limited.

20.	Deferred income tax

The following are the major deferred tax liabilities/(assets) recognised by the Group and movements thereon.

	Tax losses	Property, plant and equipment	Intangibles	Other short term timing differences	Total
	£’000	£’000	£’000	£’000	£’000
As at 1 January 2013	(11,600)	224,581	9,901	(13,464)	209,418
Arising on business combinations	—	1,052	—	—	1,052
(Credit)/charge to income statement	(2,200)	(39,357)	(2,136)	260	(43,433)

As at 31 December 2013	(13,800)	186,276	7,765	(13,204)	167,037
Arising on business combinations	—	1,764	538	—	2,302
Charge/(credit) to income statement	5,100	(29,599)	(1,333)	3,601	(22,231)

As at 31 December 2014	(8,700)	158,441	6,970	(9,603)	147,108
Arising on business combinations	—	1,251	596	(116)	1,731
Charge/(credit) to income statement	2,999	(22,550)	(1,790)	583	(20,758)

As at 31 December 2015	(5,701)	137,142	5,776	(9,136)	128,081

As at 31 December 2015 the Group had unused tax losses of £74.2 million (2014: £89.8 million; 2013: £121.3 million) available for offset against future profits, representing a potential deferred tax asset on losses of £14.1 million (2014: £18.0 million; 2013: £24.7 million).

A deferred tax asset of £5.7 million (2014: £8.7 million; 2013: £13.8 million) has been recognised in respect of such losses in the current year based on an assessment of the probability that taxable profits will arise in the foreseeable future against which these losses can be offset.

As at 31 December 2015, a potential deferred tax asset of £8.4 million (2014: £9.3 million; 2013: £10.9 million) has not been recognised with respect to losses of £44.2 million (2014: £46.5 million; 2013: £55.0 million) as it is not currently anticipated that such losses will be utilised in the foreseeable future.

The Group expects to utilise approximately £8.0 million (2014: £7.1 million; 2013: £4.0 million) of the overall deferred tax asset and £4.7 million (2014: £5.7 million; 2013: £7.9 million) of the overall deferred tax liability within one year of the date of this historical financial information.

Based on an assessment of the probability that temporary differences related to accelerated tax depreciation and short term timing differences will reverse against suitable taxable profits in future periods, deferred tax assets on such temporary differences have been recognised in the amounts noted above as at each balance sheet date.

A deferred tax liability of £137.1 million (2014: £158.4 million; 2013: £186.3 million) has been recognised in respect of the differences between the carrying values of property, plant and equipment and their tax base cost.

21.	Obligations under finance leases

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Amounts payable within one year	1,651	1,585	1,417
Amounts payable in one to five years inclusive	2,523	1,841	1,666

Present value of finance lease obligations	4,174	3,426	3,083

The Group’s finance leases relate to leased vehicles. The average lease term is four years and interest rates are fixed at the contract date. All lease obligations are denominated in Sterling. All leases are on a fixed repayment basis and no arrangements have been entered into for contingent rental payments. The fair value of the Group’s lease obligations is approximately equal to their carrying amount. The Group’s obligations under finance leases are secured by the lessors’ rights over the leased assets disclosed in note 12.

22.	Share capital

As at 31 December 2013

	Number	Nominal value £
Allotted
A ordinary shares of £0.001 each	10,049,460	10,049
B ordinary shares of £0.001 each	57,801	58
C ordinary shares of £0.001 each	1,341,068	1,341
D ordinary shares of £0.001 each	4,950,535	4,951
D ordinary shares of £500 each	5	2,500
Preference shares of £1 each	261,165,177	261,165,177

	277,564,046	261,184,076

11,875, 40,000 and 40,000 C ordinary shares were issued on 30 January 2013, 16 September 2013 and 27 November, respectively. On 30 May 2013 22,943 A ordinary shares were converted into C ordinary shares. On 30 May 2013 5,442,263 D ordinary shares of £0.001 each were issued. On the same date 2,500,000 D ordinary shares of £0.001 each were consolidated into 5 D ordinary shares of £500 each.

As at 31 December 2014

	Number	Nominal value £
Allotted
A ordinary shares of £0.001 each	10,049,460	10,049
B ordinary shares of £0.001 each	57,801	58
C ordinary shares of £0.001 each	1,341,068	1,341
D ordinary shares of £0.001 each	4,950,535	4,951
D ordinary shares of £500 each	5	2,500
E1 ordinary shares of £0.001 each	965,130	965
E2 ordinary shares of £0.001 each	134,107	134
A preference shares of £1 each	258,111,636	258,111,636
B preference shares of £1 each	3,053,541	3,053,541

	278,663,283	261,185,175

849,193, 80,937 and 35,000 E1 ordinary shares were issued on 27 August 2014, 23 September 2014 and 13 October 2014, respectively. On 9 September 2014 134,107 E2 ordinary shares were issued.

On 27 August 2014 the 261,156,177 preference shares were re-designated into 258,111,636 A preference shares and 3,053,541 B preference shares.

As at 31 December 2015

	Number	Nominal value £
Allotted
A ordinary shares of £0.001 each	10,049,460	10,049
B ordinary shares of £0.001 each	57,801	58
C ordinary shares of £0.001 each	1,341,068	1,341
D ordinary shares of £0.001 each	4,950,535	4,951
D ordinary shares of £500 each	5	2,500
E1 ordinary shares of £0.001 each	1,341,068	1,341
E2 ordinary shares of £0.001 each	268,214	268
A preference shares of £1 each	258,111,636	258,111,636
B preference shares of £1 each	3,053,541	3,053,541

	279,173,328	261,185,685

375,938 E1 ordinary shares and 134,107 E2 ordinary shares were issued on 30 March 2015.

22.1	A ordinary shares

Each holder of an A ordinary share is entitled receive notice of and to attend and vote at general meetings of the Company. The A ordinary shares rank equally with the B ordinary shares and C ordinary shares but behind the E shares and preference shares in respect of a distribution of profits by way of dividend and on any winding up of the Company or other return of capital.

22.2	B ordinary shares

Each holder of a B ordinary share is entitled to receive notice of and to attend and speak at any general meeting but is not entitled to vote. The B ordinary shares rank equally with the A ordinary shares and C ordinary shares but behind the E shares and preferences shares in respect of a distribution of profits by way of dividend and on any winding up of the Company or other return of capital.

22.3	C ordinary shares

Each holder of a C ordinary share is entitled to receive notice of and to attend and speak at any general meeting but is not entitled to vote. The C ordinary shares rank equally with the A ordinary shares and B ordinary shares but behind the E shares and preference shares in respect of a distribution of profits by way of dividend and on any winding up of the Company or other return of capital.

22.4	D ordinary shares

Each holder of a D ordinary share is entitled to receive notice of and to attend and vote at general meetings of the Company. The D ordinary shares do not carry any entitlement to a dividend and rank behind the E shares and preference shares. The D shareholders are only entitled to the nominal value of the shares on a winding up of the Company or other return of capital.

22.5	E1 and E2 ordinary shares

Each holder of an E ordinary share is entitled to receive notice of and attend and speak at any general meeting but is not entitled to vote. E shares rank behind the A preference shares (up to a specified level of return, the “threshold return”) and behind the B preference shares but ahead of the A, B, C and D shares. The E1 and E2 shares rank pari passu and are entitled to 12% of distributable proceeds on a distribution or winding up.

22.6	A and B preference shares

Each holder of a preference share is entitled to receive notice of and attend and speak at any general meeting but is not entitled to vote. The B preference shares rank ahead of the ordinary shares and the A preference shares rank ahead of the ordinary shares up to the threshold return and after the E shares for any further amounts due. Preference shareholders are entitled to 12% per annum on any winding up of the Company or other return of capital. The preference shares may be redeemed in whole or in part by the Company at any time. Other than a return of capital, preference dividends are payable entirely at the discretion of the Company.

23.	Contingent liabilities

There are no contingent liabilities in respect of legal or potential claims arising in the ordinary course of business, the outcome of which cannot at present be foreseen. Appropriate liabilities have been recognised in the balance sheet for all liabilities that are, in the opinion of the directors, likely to materialise.

24.	Operating lease arrangements

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Minimum lease payments under operating leases recognised as an expense in the year	12,554	14,485	26,576

As at 31 December 2013

The Group had outstanding commitments for future minimum lease payments under non-cancellable operating leases which fall due as follows:

	Land and buildings	Other	Total
	£’000	£’000	£’000
Within one year	13,306	559	13,865
Two – five years inclusive	54,180	230	54,410
After five years	285,311	—	285,311

As at 31 December 2014

The Group had outstanding commitments for future minimum lease payments under non-cancellable operating leases which fall due as follows:

	Land and buildings	Other	Total
	£’000	£’000	£’000
Within one year	27,568	211	27,779
Two – five years inclusive	109,908	330	110,238
After five years	610,816	—	610,816

As at 31 December 2015

The Group had outstanding commitments for future minimum lease payments under non-cancellable operating leases which fall due as follows:

	Land and buildings	Other	Total
	£’000	£’000	£’000
Within one year	28,056	222	28,278
Two – five years inclusive	110,597	400	110,997
After five years	582,344	—	582,344

Operating lease payments represent rentals payable by the Group for certain of its operational and office properties, as well as leases for other assets used at the Group’s sites. Most property leases have an average term of between 20 and 30 years. The period for which rentals are fixed varies for each lease.

25.	Financial instruments and risk management

The use of financial instruments is managed under policies and procedures approved by the Board. These are designed to reduce the financial risks faced by the Group, which primarily relates to credit, interest and liquidity risks, which arise in the normal course of the Group’s business.

25.1	Credit risk

Financial instruments which potentially expose the Group to credit risk consist primarily of cash and trade receivables. Cash is only deposited with major financial institutions that satisfy certain credit criteria.

Credit risk is not considered to be significant given that the majority of the Group’s revenue is derived from publicly funded entities and payment is taken in advance for privately funded healthcare services.

The Group provides credit to its customers in the normal course of business and the balance sheet is net of allowances of £1.1 million (2014: £1.2 million; 2013: £1.2 million) for doubtful receivables. The Group does not require collateral in respect of financial assets. Trade receivables are measured at amortised cost.

The average credit period taken at the year end on the provision of services is 20 days (2014: 19 days; 2013: 17 days). Allowances against doubtful debts are recognised against trade receivables based on estimated irrecoverable amounts determined by reference to past default experience of the counterparty. The majority of the Group’s allowance for doubtful debts relates to specific trade receivables that are not considered to be recoverable, and management only considers it appropriate to create a collective provision based on the age of the trade receivable in respect of certain types of trade receivables.

The ageing of trade receivables is as follows:

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Current	15,667	19,333	21,234
30 – 60 days	6,518	8,174	9,011
60 – 150 days	944	1,115	1,167
150 days +	1,008	307	954

	24,137	28,929	32,366

The directors consider that the carrying amount of trade and other receivables is approximately equal to their fair value.

The ageing of trade receivables past due but not impaired is as follows:

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
60 days +	749	282	1,021

Trade receivables neither past due nor impaired are considered to be of good credit quality.

The movement in allowance for doubtful debts is as follows:

£’000
As at 1 January 2013	1,389
Amounts written off during the year as uncollectible	(86)
Decrease in provision	(82)

As at 31 December 2013	1,221
Amounts written off during the year as uncollectible	(66)

As at 31 December 2014	1,155
Amounts written off during the year as uncollectible	(34)

As at 31 December 2015	1,121

Apart from the Group’s three largest customers (Clinical Commissioning Groups (“CCGs”, being organised within the NHS) on a consolidated basis, Local Authorities on a consolidated basis, and NHS England), the Group does not have any significant credit risk exposure to any single counterparty or any group of counterparties having similar characteristics. The Group defines counterparties as having similar characteristics if they are related entities. Refer to Note 3.4 for information about the Group’s largest customer on an individual basis, NHS England.

There is no concern over the credit quality of amounts past due but not impaired since the risk is spread over a number of unrelated counterparties which include local and central government. The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above and cash held by the Group.

25.2	Interest rate risk

The Group finances its operations through called up share capital, retained earnings, bank facilities and high yield bonds. At 31 December 2015 the majority of the Group’s borrowings were fixed rate debt, with the exception of £40.3 million (2014: £31.3 million; 2013: £17.5 million) which was drawn down on the revolving credit facility at an interest rate of LIBOR plus 3.5% (2014: LIBOR plus 4.0%; 2013: LIBOR plus 4.0%). The interest rate on future cash advances under the facility is the aggregate of the applicable margin, LIBOR/EURIBOR and mandatory costs (if any). The margin may range from 4.0% to 3.0% based on the ratio of total net debt (defined as senior secured notes, senior unsecured notes, revolving credit facility and finance leases, less cash and excluding accrued interest) to EBITDA.

The Group’s borrowings are at fixed interest rates with the exception of the £40.3 million (2014: £31.3 million; 2013: £17.5 million) bank loan and as a result at 31 December 2015, a general increase of one percentage point in interest rates would not have a significant impact on the Group’s profit before tax.

25.3	Liquidity risk

The Group prepares both annual and short-term cash flow forecasts reflecting known commitments and anticipated projects. Borrowings facilities are arranged as necessary to finance requirements. The Group has sufficient available bank facilities and cash flows from operations to fund current commitments.

As at 31 December 2013

The following table shows the contractual cash flow maturities of financial liabilities:

	Total	0-1 years	2-5 years	5 years and over
	£’000	£’000	£’000	£’000
Trade payables	11,957	11,957	—	—
Corporation tax payable	188	188	—	—
High yield bonds	1,090,187	59,701	847,720	182,766
Bank loans	20,069	790	19,279	—
Finance lease liabilities	4,174	1,651	2,523	—

	1,126,575	74,287	869,522	182,766

As at 31 December 2014

The following table shows the contractual cash flow maturities of financial liabilities:

	Total	0-1 years	2-5 years	5 years and over
	£’000	£’000	£’000	£’000
Trade payables	13,866	13,866	—	—
High yield bonds	733,600	42,572	691,028	—
Bank loans	34,555	1,469	33,086	—
Finance lease liabilities	3,426	1,585	1,841	—

	785,447	59,492	725,955	—

As at 31 December 2015

The following table shows the contractual cash flow maturities of financial liabilities:

	Total	0-1 years	2-5 years	5 years and over
	£’000	£’000	£’000	£’000
Trade payables	12,992	12,992	—	—
Corporation tax payable	59	59	—	—
High yield bonds	683,262	42,572	640,690	—
Bank loans	42,097	1,642	40,455	—
Finance lease liabilities	3,083	1,417	1,666	—

	741,493	58,682	682,811	—

The loan notes and associated interest have been excluded from the tables above. Interest accruing on the loan notes can be settled in PIK notes, which are not due for repayment until July 2057 or March 2060 in line with the initial capital. Cash outflows are therefore not expected until maturity hence given the length of time to maturity it is deemed reasonable to exclude from the above analysis.

25.4	Capital risk management

The Group’s objective when managing its capital is to ensure that entities in the Group will be able to continue as a going concern whilst maximising returns of stakeholders through the optimisation of debt and equity. The Group manages its capital structure and makes adjustment to it with respect to changes in economic conditions and the strategic objectives of the Group. The Group also aims to maintain a strong credit rating and adequate headroom within the Group’s banking facilities, whilst ensuring that all covenants are met. Throughout the year the Group has operated comfortably in line with this policy.

The Group’s capital structure is as follows:

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Cash	44,414	22,644	40,459
Borrowings	(1,085,647)	(883,449)	(927,706)
Equity	246,950	234,088	196,100

The Group is not subject to any externally imposed capital requirements. Net debt is defined as long-term and short-term borrowings less cash.

25.5	Foreign currency risk

The Group operates entirely in the United Kingdom and is not exposed to any foreign currency risks.

25.6	Fair values

IFRS 13 requires financial instruments that are measured at fair value to be classified according to the valuation technique used:

•	Level 1 – quoted prices (unadjusted) in active markets for identical assets or liabilities

•	Level 2 – inputs, other than Level 1 inputs, that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices)

•	Level 3 – unobservable inputs

The fair value of the Group’s high yield bonds can be observed directly from market prices as the bonds are listed on the Luxembourg Stock Exchange and have therefore been measured using Level 1 inputs.

In the opinion of the directors, the fair value of the Group’s fixed rate loan notes are not considered to be significantly different to the book value, therefore book value is considered to be a reasonable proxy.

The Group has no financial instruments that are measured at fair value.

As at 31 December 2013

	Carrying amount	Fair value
	£’000	£’000
Receivables
Cash and cash equivalents	44,414	44,414
Trade receivables	22,916	22,916

	67,330	67,330

Financial liabilities at amortised cost
Trade and other payables	(76,309)	(76,309)
High yield bonds	(828,490)	(868,970)
Loan notes	(249,372)	(249,372)
Bank loans	(17,552)	(17,552)
Finance lease liabilities	(4,174)	(4,174)

	(1,175,897)	(1,216,377)

As at 31 December 2014

	Carrying amount	Fair value
	£’000	£’000
Receivables
Cash and cash equivalents	22,644	22,644
Trade receivables	27,774	27,774

	50,418	50,418

Financial liabilities at amortised cost
Trade and other payables	(83,927)	(83,927)
High yield bonds	(577,346)	(601,156)
Loan notes	(279,295)	(279,295)
Bank loans	(31,505)	(31,505)
Finance lease liabilities	(3,426)	(3,426)

	(975,499)	(999,309)

As at 31 December 2015

	Carrying amount	Fair value
	£’000	£’000
Receivables
Cash and cash equivalents	40,459	40,459
Trade receivables	31,245	31,245

	71,704	71,704

Financial liabilities at amortised cost
Trade and other payables	(98,544)	(98,544)
High yield bonds	(577,346)	(575,343)
Loan notes	(312,811)	(312,811)
Bank loans	(40,456)	(40,456)
Finance lease liabilities	(3,083)	(3,083)

	1,032,240	1,030,237

25.7	Financing facilities

The Group has the following undrawn borrowing facilities:

	As at 31 December
	2013	2014	2015
	£’000	£’000	£’000
Secured revolving credit facility – floating rate expiring beyond one year	79,836	66,081	56,978

The revolving credit facility was entered into on 3 March 2011 and expires on 3 February 2017. The revolving credit facility provides for borrowings up to an aggregate of £70.0 million on a committed basis and a further £30.0 million on an uncommitted basis. Of the total available facility, £40.3 million was drawn down as at 31 December 2015 (2014: £31.3 million; 2013: £17.5 million) and £2.7 million (2014: £2.6 million; 2013: £2.6 million) of the £100.0 million facility has been utilised by outstanding letters of credit and other ancillary facilities.

The revolving credit facility requires the Group to maintain a financial ratio in relation to drawn super senior gross leverage defined as the total amount outstanding under the facility (excluding accrued interest, fees and commission) and EBITDA. The current forecasts indicate that the Group will comply with this ratio for the foreseeable future.

26.	Related party transactions

26.1	Ultimate parent and controlling party

The Group’s ultimate parent at 31 December 2015 was Priory Group No. 1 Limited, a company incorporated in the United Kingdom. The results of this company are included in the consolidated financial statements of Priory Group No. 1 Limited, the largest and smallest group undertaking to consolidate these financial statements at 31 December 2015, a copy of which can be obtained from the Company Secretary at Fifth Floor, 80 Hammersmith Road, London W14 8UD. Priory Group No. 1 Limited was beneficially owned by funds managed by Advent International Corporation which was considered by the directors to be the ultimate controlling party of the Company.

On 16 February 2016 the entire issued share capital of Priory Group No. 1 Limited was acquired by Whitewell UK Investments 1 Limited, an indirect wholly owned subsidiary of Acadia Healthcare Company, Inc. As a result the ultimate controlling party of the Company from this date is Acadia Healthcare Company, Inc.

Balances and transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this Note.

26.2	Remuneration of key management personnel

The remuneration of the directors is set out below in aggregate for each of the categories specified in IAS 24 “Related Party Disclosures”.

	Year ended 31 December
	2013	2014	2015
	£’000	£’000	£’000
Short-term employee benefits (including employer’s national insurance )	1,750	1,966	1,285
Compensation for loss of office (including employer’s national insurance)	—	627	—
Post-employment benefits	82	72	55

Total directors’ emoluments	1,832	2,665	1,340

The emoluments of the highest paid director of the Company were £493,000 (2014: £845,000; 2013: £1,486,000) excluding employer’s national insurance contributions of £67,000 (2014: £115,000; 2013: £204,000). The amount in the year ended 31 December 2013 included £1,219,000 of certain contractual bonuses and other non-recurring emoluments (including employer’s national insurance contributions) which are excluded from short-term employee benefits in the table above. In addition, in the year ended 31 December 2015, the Group paid pension contributions of £20,000 (2014: £43,000; 2013: £38,000) in respect of the highest paid director.

The key management of the Group are deemed to be the executive management team which comprises the executive directors and certain other members of senior management.

26.3	Other disclosures

The loan notes issued by the Group are owned by funds managed by Advent International Corporation. See note 18 for further details.

During the years ended 31 December 2015, 31 December 2014 and 31 December 2013, funds managed and/or advised by Advent beneficially owned and controlled (through wholly owned intermediary holding companies) approximately 88% of the issued share capital of Priory Group No. 1 Limited. The remaining 12% of the share capital was allocated for equity investment by the senior management team and other senior directors.

Tom Riall, a director of Priory Group No. 1 Limited, was issued a loan in 2013 by the Company for the sole purpose of acquiring 147,943 C ordinary shares in Priory Group No. 1 Limited. The principal balance outstanding on the loan at 31 December 2015 is £147,943 (2014: £147,943; 2013: £147,943) and bears interest at the higher of 4% per annum and the official rate of HM Revenue and Customs.

27.	Subsidiaries

The subsidiary undertakings as at 31 December 2015 are as follows:

Name of subsidiary	Principal activities	Country of incorporation	Class and percentage of shares held
Priory Group No. 2 Limited	Holding company	United Kingdom	100% ordinary
Priory Group No. 3 PLC	Holding company	United Kingdom	100% ordinary
Priory Investments Holdings Limited	Holding company	Cayman Islands	100% ordinary
Priory Health No. 1 Limited	Holding company	Cayman Islands	100% ordinary
Craegmoor Group Limited	Holding company	United Kingdom	100% ordinary
Priory Healthcare Holdings Limited	Holding company	United Kingdom	100% ordinary
Medical Imaging (Essex) Limited	Non trading	United Kingdom	100% ordinary
Nottcor 6 Limited	Non trading	United Kingdom	100% ordinary
Priory Pension Trustee Limited	Trustee company	United Kingdom	100% ordinary
Priory Healthcare Investments Trustee Limited	Investment trustee company	United Kingdom	100% ordinary
Priory Holdings Company No 1 Limited	Holding company	Cayman Islands	100% ordinary
Priory New Investments Limited	Holding company	United Kingdom	100% ordinary
Priory Services for Young People Limited	Non trading	Isle of Man	100% ordinary
Priory Health No. 2 Limited	Holding company	Cayman Islands	100% ordinary
Priory Healthcare Investments Limited	Holding company	United Kingdom	100% ordinary
Priory Finance Company Limited	Financing company	Cayman Islands	100% ordinary
Priory Finance Property Holdings No. 1 Limited	Non trading	United Kingdom	100% ordinary
Priory Finance Property Holdings No. 2 Limited	Non trading	United Kingdom	100% ordinary
Coxlease Holdings Limited	Holding company	United Kingdom	100% ordinary
Coxlease School Limited	Non trading	United Kingdom	100% ordinary
Priory Healthcare Finance Co Limited	Non trading	United Kingdom	100% ordinary
Priory Group Limited	Non trading	United Kingdom	100% ordinary
Priory Securitisation Holdings Limited	Non trading	United Kingdom	100% ordinary
Priory Behavioural Health Limited	Non trading	United Kingdom	100% ordinary
Employee Management Services Limited	Non trading	United Kingdom	100% ordinary
Care Continuums Limited	Non trading	United Kingdom	100% ordinary
Sturt House Clinic Limited	Non trading	United Kingdom	100% ordinary
Community Addiction Services Limited	Non trading	United Kingdom	100% ordinary

Name of subsidiary	Principal activities	Country of incorporation	Class and percentage of shares held
Public Health Solutions Limited	Non trading	United Kingdom	100% ordinary
Priory Healthcare Europe Limited	Non trading	United Kingdom	100% ordinary
Fanplate Limited	Non trading	United Kingdom	100% ordinary
Priory Securitisation Limited	Non trading	United Kingdom	100% ordinary
Priory Grange (Holdings) Limited	Non trading	United Kingdom	100% ordinary
Priory Grange (St Neots) Limited	Non trading	United Kingdom	100% ordinary
Priory Grange (Potters Bar) Limited	Non trading	United Kingdom	100% ordinary
Priory Old Acute Services Limited	Non trading	United Kingdom	100% ordinary
Priory Old Grange Services Limited	Non trading	United Kingdom	100% ordinary
Priory Old Forensic Services Limited	Non trading	United Kingdom	100% ordinary
Priory Old Schools Services Limited	Non trading	United Kingdom	100% ordinary
Libra Health Limited	Non trading	United Kingdom	100% ordinary
Priory Rehabilitation Services Holdings Limited	Non trading	United Kingdom	100% ordinary
Priory Specialist Health Limited	Non trading	United Kingdom	100% ordinary
Jacques Hall Developments Limited	Non trading	United Kingdom	100% ordinary
Blenheim Healthcare Limited	Non trading	United Kingdom	100% ordinary
Highbank Private Hospital Limited	Non trading	United Kingdom	100% ordinary
Jacques Hall Limited	Non trading	United Kingdom	100% ordinary
Robinson Kay House (Bury) Limited	Non trading	United Kingdom	100% ordinary
Farm Place Limited	Non trading	United Kingdom	100% ordinary
Priory Healthcare Services Limited	Non trading	United Kingdom	100% ordinary
Farleigh Schools Limited	Non trading	United Kingdom	100% ordinary
Eastwood Grange Company Limited	Non trading	United Kingdom	100% ordinary
Chelfham Senior School Limited	Non trading	United Kingdom	100% ordinary
Rossendale School Limited	Non trading	United Kingdom	100% ordinary
Autism (GB) Limited	Non trading	United Kingdom	100% ordinary
ZR Builders (Derby) Limited	Non trading	United Kingdom	100% ordinary
Solutions (Ross) Limited	Non trading	United Kingdom	100% ordinary
Solutions (Llangarron) Limited	Non trading	United Kingdom	100% ordinary
Mark College Limited	Non trading	United Kingdom	100% ordinary
Priory Hospitals Limited	Non trading	United Kingdom	100% ordinary
North Hill House Limited	Non trading	United Kingdom	100% ordinary
Libra Nursing Homes Limited	Non trading	United Kingdom	100% ordinary
Ticehurst House Private Clinic Limited	Non trading	United Kingdom	100% ordinary
Priory Holdings Company No. 2 Limited	Holding company	Cayman Islands	100% ordinary
Cockermouth Propco Limited	Property company	United Kingdom	100% ordinary
Fulford Grange Medical Centre Limited	Non trading	United Kingdom	50% ordinary
Priory Specialist Health Division Limited	Non trading	United Kingdom	100% ordinary
Priory Holdings Company No. 3 Limited	Holding company	Cayman Islands	100% ordinary
Priory Bristol (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Chadwick (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Coach House (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Condover (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Coombe House (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Eastwood Grange (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Eden Grove (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Farm Place (Property) Limited	Property company	Cayman Islands	100% ordinary

Name of subsidiary	Principal activities	Country of incorporation	Class and percentage of shares held
Priory Hemel Grange (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Hove (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Jacques Hall (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Marchwood (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Mark College (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Nottingham (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Roehampton (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Sheridan House (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Sketchley Hall (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Solutions (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Sturt (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Tadley Court (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Unsted Park (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Widnes (Property) Limited	Property company	Cayman Islands	100% ordinary
Priory Healthcare Limited	Specialist healthcare	United Kingdom	100% ordinary
Priory Rehabilitation Services Limited	Brain injury rehabilitation services	United Kingdom	100% ordinary
Priory Secure Services Limited	Forensic psychiatric services	United Kingdom	100% ordinary
Priory Education Services Limited	Schools for children with special needs	United Kingdom	100% ordinary
Priory Central Services Limited	Management services	United Kingdom	100% ordinary
Velocity Healthcare Limited	Specialist healthcare	United Kingdom	100% ordinary
Renova LLP	Trading	United Kingdom	100% members’ capital
Priory (Thetford 1) Limited	Non trading	United Kingdom	100% ordinary
Priory (Thetford 2) Limited	Non trading	United Kingdom	100% ordinary
Thetford Trustee LLP	Non trading	United Kingdom	100% members’ capital
Castlecare Group Limited	Non trading	United Kingdom	100% ordinary
Castlecare Holdings Limited	Non trading	United Kingdom	100% ordinary
Castle Homes Care Limited	Children’s care homes	United Kingdom	100% ordinary
Castle Homes Limited	Children’s care homes	United Kingdom	100% ordinary
Quantum Care (UK) Limited	Children’s care homes	United Kingdom	100% ordinary
Castlecare Cymru Limited	Children’s care homes	United Kingdom	100% ordinary
Castlecare Education Limited	Specialist education services	United Kingdom	100% ordinary
Rothcare Estates Limited	Property company	United Kingdom	100% ordinary
Priory Farmfield Limited	Non trading	United Kingdom	100% ordinary
CO Developments Limited	Property company	United Kingdom	100% ordinary
Priory Care Homes Holdings Limited	Non trading	United Kingdom	100% ordinary
Helden Homes Limited	Rehabilitation services	United Kingdom	100% ordinary
Priory New Investments No. 2 Limited	Holding company	United Kingdom	100% ordinary
Priory New Investments No. 3 Limited	Holding company	United Kingdom	100% ordinary
Affinity Healthcare Holdings Limited	Holding company	United Kingdom	100% ordinary
Priory New Education Services Limited	Education	United Kingdom	100% ordinary
Priory (Troup House) Limited	Education	United Kingdom	100% ordinary
Dunhall Property Limited	Non trading	United Kingdom	100% ordinary
Affinity Healthcare Limited	Holding company	United Kingdom	100% ordinary
Affinity Hospitals Holdings Limited	Holding company	United Kingdom	100% ordinary
Affinity Hospitals Group Limited	Holding company	United Kingdom	100% ordinary

Name of subsidiary	Principal activities	Country of incorporation	Class and percentage of shares held
Affinity Hospitals Limited	Holding company	United Kingdom	100% ordinary
Cheadle Royal Healthcare Limited	Private healthcare	United Kingdom	100% ordinary
Middleton St George Healthcare Limited	Private healthcare	United Kingdom	100% ordinary
Cheadle Royal Hospital Limited	Non trading	United Kingdom	100% ordinary
Cheadle Royal Residential Services Limited	Non trading	United Kingdom	100% ordinary
Craegmoor Group (No.1) Limited	Holding company	United Kingdom	Limited by guarantee
Craegmoor Group (No.2) Limited	Holding company	United Kingdom	100% ordinary
Craegmoor Group (No.3) Limited	Holding company	United Kingdom	100% ordinary
Amore Group (Holdings) Limited	Holding company	United Kingdom	100% ordinary
Craegmoor Group (No.5) Limited	Holding company	United Kingdom	100% ordinary
Craegmoor Group (No.6) Limited	Holding company	United Kingdom	100% ordinary
Craegmoor Limited	Holding company	United Kingdom	100% ordinary
Amore Care Holdings Limited	Holding company	United Kingdom	100% ordinary
Craegmoor Facilities Company Limited	Supply of services	United Kingdom	100% ordinary
Craegmoor Hospitals (Holdings) Limited	Holding company	United Kingdom	100% ordinary
Craegmoor Learning (Holdings) Limited	Holding company	United Kingdom	100% ordinary
Craegmoor Care (Holdings) Limited	Holding company	United Kingdom	100% ordinary
Speciality Care Limited	Holding company	United Kingdom	100% 10p ordinary shares, 100% cumulative redeemable preference shares
Craegmoor (Harbour Care) Limited	Holding company	United Kingdom	100% ordinary
Harbour Care (UK) Limited	Care delivery	United Kingdom	100% of total issued share capital (ordinary, A, B and cumulative preference)
Speciality Care (Rest Homes) Limited	Care delivery	United Kingdom	100% ordinary
Strathmore College Limited	Care delivery	United Kingdom	100% ordinary
Speciality Care (Medicare) Limited	Holding company	United Kingdom	100% ordinary
Specialised Courses Offering Purposeful Education Limited	Care delivery	United Kingdom	100% ordinary
Independent Community Living (Holdings) Limited	Holding company	United Kingdom	100% ordinary
Craegmoor Hospitals Limited	Care delivery	United Kingdom	100% ordinary
Speciality Care (Care Homes) Limited	Care delivery	United Kingdom	100% ordinary
Burnside Care Limited	Care delivery	United Kingdom	100% ordinary
Craegmoor Healthcare Company Limited	Non trading	United Kingdom	100% ordinary
Craegmoor Supporting You Limited	Care delivery	United Kingdom	100% ordinary
Greymount Properties Limited	Care delivery	United Kingdom	100% ordinary
Parkcare Homes (No. 2) Limited	Care delivery	United Kingdom	100% ordinary
Autism TASCC Services Limited	Care delivery	United Kingdom	100% ordinary
Cotswold Care Services Limited	Care delivery	United Kingdom	100% ordinary
Craegmoor Holdings Limited	Care delivery	United Kingdom	100% ordinary
Craegmoor Homes Limited	Care delivery	United Kingdom	100% ordinary
J C Care Limited	Care delivery	United Kingdom	100% ordinary
Johnston Care Limited	Care delivery	United Kingdom	100% ordinary
Lambs Support Services Limited	Care delivery	United Kingdom	100% ordinary

Name of subsidiary	Principal activities	Country of incorporation	Class and percentage of shares held
Positive Living Limited	Care delivery	United Kingdom	100% ordinary
Sapphire Care Services Limited	Care delivery	United Kingdom	100% ordinary
Strathmore Care Services Limited	Care delivery	United Kingdom	100% ordinary
Treehome Limited	Care delivery	United Kingdom	100% ordinary
Grovedraft Limited	Non trading	United Kingdom	100% ordinary
Peninsula Autism Services and Support Limited	Care delivery	United Kingdom	100% ordinary
High Quality Lifestyles Limited	Care delivery	United Kingdom	100% ordinary
New Directions (Bexhill) Limited	Care delivery	United Kingdom	100% ordinary
New Directions (Hastings) Limited	Care delivery	United Kingdom	100% ordinary
New Directions (Robertsbridge) Limited	Care delivery	United Kingdom	100% ordinary
New Directions (St. Leonards on Sea) Limited	Care delivery	United Kingdom	100% ordinary
Lansdowne Road Limited	Care delivery	United Kingdom	100% ordinary
Lothlorien Community Limited	Care delivery	United Kingdom	100% ordinary
R.J. Homes Limited	Care delivery	United Kingdom	100% ordinary
Heddfan Care Limited	Care delivery	United Kingdom	100% ordinary
Conquest Care Homes (Norfolk) Limited	Care delivery	United Kingdom	100% ordinary
Conquest Care Homes (Peterborough) Limited	Care delivery	United Kingdom	100% ordinary
Conquest Care Homes (Soham) Limited	Care delivery	United Kingdom	100% ordinary
Ferguson Care Limited	Care delivery	United Kingdom	100% ordinary
Speciality Care (Learning Disabilities) Limited	Care delivery	United Kingdom	100% ordinary
Speciality Care (Rehab) Limited	Care delivery	United Kingdom	100% ordinary
Amore (Prestwick) Limited	Elderly care services	United Kingdom	100% ordinary
Amore Elderly Care Holdings Limited	Elderly care services	United Kingdom	100% ordinary
Amore Elderly Care (Wednesfield) Limited	Elderly care services	United Kingdom	100% ordinary
Amore (Ben Madigan) Limited	Elderly care services	United Kingdom	100% ordinary
Amore (Warrenpoint) Limited	Elderly care services	United Kingdom	100% ordinary
Amore (Watton) Limited	Elderly care services	United Kingdom	100% ordinary
Amore Care Limited	Elderly care services	United Kingdom	100% ordinary
Speciality Healthcare Limited	Elderly care services	United Kingdom	100% ordinary
Health & Care Services (NW) Limited	Elderly care services	United Kingdom	100% ordinary
Speciality Care (Addison Court) Limited	Elderly care services	United Kingdom	100% ordinary
Speciality Care (EMI) Limited	Elderly care services	United Kingdom	100% ordinary and 100% preference
Speciality Care (UK Lease Homes) Limited	Elderly care services	United Kingdom	100% ordinary
Parkcare Homes Limited	Elderly care services	United Kingdom	100% ordinary
Health & Care Services (UK) Limited	Elderly care services	United Kingdom	100% ordinary
Amore (Stoke 1) Limited	Elderly care services	United Kingdom	100% ordinary
Amore (Wednesfield 1) Limited	Elderly care services	United Kingdom	100% ordinary
S P Cockermouth Limited	Elderly care services	United Kingdom	100% ordinary
Amore (Coventry) Limited	Elderly care services	Isle of Man	100% ordinary
Yorkshire Parkcare Company Limited	Elderly care services	United Kingdom	100% ordinary
Speciality Care (Rest Care) Limited	Non trading	United Kingdom	100% ordinary
Amore (Bourne) Limited	Non trading	United Kingdom	100% ordinary
Amore (Cockermouth) Limited	Non trading	United Kingdom	100% ordinary
Amore (Ings Road) Limited	Non trading	United Kingdom	100% ordinary
Amore Elderly Care Limited	Elderly care services	United Kingdom	100% ordinary

Name of subsidiary	Principal activities	Country of incorporation	Class and percentage of shares held
Amore (Stoke 2) Limited	Non trading	United Kingdom	100% ordinary
Stoke 3 Limited	Non trading	United Kingdom	100% ordinary
Amore (Wednesfield 2) Limited	Non trading	United Kingdom	100% ordinary
Wednesfield 3 Limited	Non trading	United Kingdom	100% ordinary
Stoke Trustee (No 2) LLP	Non trading	United Kingdom	100% membership capital
Wednesfield Trustee LLP	Non trading	United Kingdom	100% membership capital
Wednesfield Trustee (No 2) LLP	Non trading	United Kingdom	100% membership capital
Stoke Trustee LLP	Non trading	United Kingdom	100% membership capital
Priory Finance Property LLP	Property company	United Kingdom	100% membership capital
Life Works Community Limited	Care delivery	United Kingdom	100% ordinary
Progress Care (Holdings) Limited	Holding company	United Kingdom	100% ordinary
Progress Adult Services Limited	Care delivery	United Kingdom	100% ordinary
Progress Care and Education Limited	Children’s homes	United Kingdom	100% ordinary

All of the subsidiary undertaking listed above have been controlled by the Group throughout the period to which this historical financial information relates, with the following exceptions:

Name of subsidiary	Date of acquisition
Helden Homes Limited	23 July 2013
New Directions (Hastings) Limited	31 January 2014
New Directions (Bexhill) Limited	31 January 2014
New Directions (Robertsbridge) Limited	31 January 2014
New Directions (St. Leonards on Sea) Limited	31 January 2014
Castlecare Group Limited	28 November 2014
Castlecare Holdings Limited	28 November 2014
Castle Homes Care Limited	28 November 2014
Castle Homes Limited	28 November 2014
Quantum Care (UK) Limited	28 November 2014
Castlecare Cymru Limited	28 November 2014
Castlecare Education Limited	28 November 2014
Rothcare Estates Limited	28 November 2014
Life Works Community Limited	17 September 2015
Progress Care (Holdings) Limited	22 December 2015
Progress Adult Services Limited	22 December 2015
Progress Care and Education Limited	22 December 2015

All of the subsidiary undertakings of the Group have their registered address at Fifth Floor, 80 Hammersmith Road, London W14 8UD, United Kingdom, with the following exceptions:

The following subsidiaries have their registered address at c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, Georgetown, Grand Cayman, Cayman Islands: Priory Chadwick Lodge (Property) Limited, Priory Coach House (Property) Limited, Priory Eden Grove (Property) Limited, Priory Farm Place (Property) Limited, Priory Hemel Grange (Property) Limited, Priory Hove (Property) Limited, Priory Marchwood (Property) Limited, Priory Mark College (Property) Limited, Priory Nottingham (Property) Limited, Priory Roehampton (Property) Limited, Priory Sheridan House (Property) Limited, Priory Sketchley Hall (Property) Limited, Priory Sturt (Property) Limited, Priory Unsted Park (Property) Limited,

Priory Bristol (Property) Limited, Priory Condover (Property) Limited, Priory Coombe House (Property) Limited, Priory Eastwood Grange (Property) Limited, Priory Jacques Hall (Property) Limited, Priory Solutions (Property) Limited, Priory Tadley Court (Property) Limited, Priory Widnes (Property) Limited, Priory Finance Company Limited, Priory Health No 1 Limited, Priory Health No 2 Limited, Priory Health No 3 Limited, Priory Investments Holdings Limited.

The following subsidiaries have their registered address at 38-40 Mansionhouse Road, Glasgow G41 3DW, United Kingdom: Affinity Hospitals Group Limited, Affinity Hospitals Holding Limited, Priory (Troup House) Limited.

The following subsidiary has its registered address at Norwich Union House, 7 Fountain Street, Belfast BT1 5EA, United Kingdom: CO Developments Limited.

The following subsidiaries have their registered address at First Floor, Jubilee Buildings, Victoria Street, Douglas IM1 2SH, Isle of Man: Amore (Coventry) Limited, Priory Services for Young People (IOM) Limited.

28.	Post balance sheet events

On 16 February 2016 the entire share capital of Priory Group No. 1 Limited was acquired by Whitewell UK Investments 1 Limited, an indirect wholly owned subsidiary of Acadia Healthcare Company, Inc. for enterprise value of approximately £1.5 billion.

At the date of acquisition, the Group’s loan notes, senior secured notes, senior unsecured notes, amounts drawn down under the revolving credit facility, together with associated accrued interest (as detailed in Note 18) were repaid in full.